DOCKET NO. 25230

JOINT APPLICATION FOR
APPROVAL OF STIPULATION                           PUBLIC UTILITY COMMISSION
REGARDING TXU ELECTRIC
COMPANY TRANSITION TO                                     OF TEXAS
COMPETITION ISSUES


                                 FINANCING ORDER



                                TABLE OF CONTENTS
                                                                            PAGE

I.    DISCUSSION...............................................................6

      A.  Background...........................................................6

      B.  Statutory Findings...................................................7

               1.  Economic Benefits...........................................8

               2.  Total Revenues.............................................10

               3.  Lowest Transition Bond Charges.............................10

      C.  SFAS 109............................................................11

      D.  Financial Advisor...................................................11

      E.  Transition Charges..................................................12

      F.  Statutory Enhancements..............................................13

      G.  Transition Property.................................................14

      H.  Refinancing.........................................................14

II.   DESCRIPTION OF PROPOSED TRANSACTION.....................................15

III.  FINDINGS OF FACT........................................................16

      A.  Identification and Procedure........................................16

               Identification of Applicant and Application....................16

               Procedural History.............................................17

               Notice of Application..........................................21

               Evidence of Record.............................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)


      B.  Qualified Costs and Amount to be Securitized........................22

               Regulatory Assets..............................................22

               Other Qualified Costs..........................................24

               Amount to be Securitized.......................................25

               Issuance Advice Letter.........................................26

               Tangible and Quantifiable Benefit..............................27

               Present Value Cap..............................................28

               Total Amount of Revenue to be Recovered........................28

      C.  Structure of the Proposed Securitization............................29

               The SPE  28....................................................29

               Other Credit Enhancement.......................................31

               Transition Property............................................31

               Servicer and the Servicing Agreement...........................32

               Retail Electric Providers......................................33

               Transition Bonds...............................................40

               Security for Transition Bonds..................................41

                  i.  The General Subaccount..............................42

                  ii.  The Overcollateralization Subaccount...............42

                  iii.  The Capital Subaccount............................42

                  iv.  The Reserve Subaccount.............................43

                  v.  General Provisions..................................44

               Refinancing....................................................44

               Transition Charges--Imposition and Collection,
                  Nonbypassability, and Self Generation.......................45

               Allocation of Transition Charges...............................47

               True-Up of Transition Charges..................................50

               Interim True-Up................................................52

               Non-Standard True-Up...........................................53

               Additional True-Up Provisions..................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)


               Financial Advisor..............................................55

               Lowest Transition-Bond Charges.................................56

      D.  Use of Proceeds.....................................................58

               Refinancing or Retirement of Utility Debt and Equity...........58

      E.  Annual Report Under PURA ss. 39.257 and Stranded Costs..............59

IV.   CONCLUSIONS OF LAW......................................................60

V.    ORDERING PARAGRAPHS.....................................................68

               1.       Approval of Application...............................68

               2.       Authority to Securitize...............................68

               3.       Recovery of Transition Charges........................69

               4.       Issuance Advice Letter................................69

               5.       Approval of Tariff....................................69

      A.  Transition Charges..................................................70

               6.       Imposition and Collection; SPE's Rights and Remedies..70

               7.       Collector of Transition Charges.......................70

               8.       Collection Period.....................................70

               9.       Allocation............................................71

               10.      Nonbypassability......................................71

               11.      True-ups..............................................71

               12.      Ownership Notification................................71

      B.  Transition Bonds....................................................71

               13.      Issuance..............................................71

               14.      Refinancing...........................................72

               15.      Collateral............................................72

               16.      Funding of Capital Subaccount.........................72

               17.      Credit Enhancement....................................72

               18.      Annual Weighted Average Interest Rate of Bonds........73

               19.      Life of Bonds.........................................73

               20.      Amortization Schedule.................................73

                                TABLE OF CONTENTS
                                   (CONTINUED)


               21.      Commission Participation in Bond Issuance.............73

               22.      Use of SPE............................................74

      C.  Servicing...........................................................74

               23.      Servicing Agreement...................................74

               24.      Replacement of Applicant as Servicer..................74

               25.      Collection Terms......................................75

               25.      Contract to Provide Service...........................75

      D.  Retail Electric Providers...........................................75

               27.      REP Billing and Credit Standards......................75

               28.      Transition Charge Remittance Procedures...............76

               29.      Default and Assumption of Servicing...................76

               30.      Billing by Providers of Last Resort...................76

               31.      Disputes..............................................76

               32.      Metering Data.........................................77

               33.      Charge-Off Allowance..................................77

               34.      Service Termination...................................77

      E.  Structure of the Securitization.....................................77

               35.      Structure.............................................77

      F.  Use of Proceeds.....................................................77

               36.      Use of Proceeds.......................................77

      G.  Miscellaneous Provisions............................................77

               37.      Annual Report and Stranded Costs......................78

               38.      Continuing Issuance Right.............................78

               39.      Internal Revenue Service Private Letter or Other
                           Rulings............................................78

               40.      Binding on Successors.................................78

               41.      Flexibility...........................................79

               42.      Effectiveness of Order................................79

               43.      Regulatory Approvals..................................79

               44.      Payment of Commission's Costs for Professional
                           Service............................................79

                                TABLE OF CONTENTS
                                   (CONTINUED)


               45.      Payment of Commission's Financial Advisor.............80

               46.      Effect................................................80

               47.      All Other Motions Denied..............................80

                                TABLE OF CONTENTS
                                   (CONTINUED)


APPENDIX A

     Description of Amount of Regulatory Assets Eligible for Securitization

APPENDIX B

     Description of Regulatory Assets and Other Qualified Costs and Estimated Costs and Expenses Proposed by the Company

APPENDIX C

     Description of Regulatory Assets and Other Qualified Costs Approved by the Commission

APPENDIX D

     Transition Charge Rate Tariff--Schedule TC and Rider TC

APPENDIX E

     Form of Issuance Advice Letter

APPENDIX F

     Benefits of Securitization

APPENDIX G

     Calculation of Non-Standard True-Up

                                DOCKET NO. 25230

JOINT APPLICATION FOR
APPROVAL OF STIPULATION                           PUBLIC UTILITY COMMISSION
REGARDING TXU ELECTRIC
COMPANY TRANSITION TO                                     OF TEXAS
COMPETITION ISSUES


                                 FINANCING ORDER

     This Financing Order addresses the application of TXU Electric Company (the Company) in Docket No. 21527, Application of TXU Electric Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, to securitize regulatory assets and other qualified costs, for authority to issue transition bonds, for approval of transition charges sufficient to recover qualified costs, and for approval of a tariff to implement the transition charges, as modified on remand in this proceeding. As discussed in this Financing Order, the Commission found that the Company's initial request in Docket No. 21527 to securitize regulatory assets and other qualified costs in an amount of $1.650 billion--because it was based on an analysis of an aggregate amount using nominal dollars--could not be granted since it failed to meet all of the required statutory standards. Notwithstanding the Company's failure and based upon an analysis presented by other parties--one that accounts for the time value of money and evaluates whether any benefits accrue to ratepayers on an asset-by-asset basis--the Commission approved the securitization of regulatory assets and other qualified costs in the amount of approximately $363 million. Various parties appealed portions of the Commission's May 1, 2000 Financing Order and, ultimately, that Order was upheld by the Supreme Court on all but three issues. The remanded proceeded was assigned Docket No. 24892.

     On December 31, 2001, a Stipulation and Joint Application for Approval Thereof, Including Request for Expedited Interim Relief ("Stipulation") was filed on behalf of TXU Electric ("Company"), its affiliates, and successors in interest; the Commission Staff ("Staff"); the Office of Public Utility Counsel ("OPC"); the Cities Served by TXU Electric ("Cities"); Texas Industrial Energy

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 2 OF 81


Consumers ("TIEC"); Texas Retailers Association; and AES New Energy; all hereinafter referred to as the "Joint Applicants," announcing that the Joint Applicants reached a settlement of numerous issues concerning TXU Electric's transition to competition and related Commission and judicial proceedings. The Stipulation resolves all issues related to TXU Electric's stranded cost recovery, securitization of regulatory assets, excess mitigation, unrecovered fuel balance, fuel reconciliation, wholesale "clawback," retail "clawback," regulatory asset review, and appeals of the Commission's orders in TXU Electric's Unbundled Cost of Service ("UCOS") case (PUC Docket No. 22350), as well as resolving certain judicial proceedings related to Commission orders affecting rates and the transition to retail competition. As part of the Stipulation filed in this proceeding, the Joint Applicants have proposed issuance of $1,300,000,000 of transition bonds. The Commission finds that entry of a financing order that empowers TXU Electric or its successor or assign to issue $1.3 billion of transition bonds to securitize its generation-related regulatory assets as reported by TXU Electric in its 1998 annual report on SEC Form 10-K as regulatory assets and liabilities and other qualified costs is reasonable, and the provisions approved in this Financing Order meet all applicable requirements of the Public Utility Regulatory Act.(1)

     Accordingly, the Commission approves the securitization of regulatory assets and qualified costs as specified in this Financing Order, and authorizes, subject to the terms of this Financing Order, the issuance of transition bonds in an amount not to exceed $1,300,000,000; approves transition charges in an amount to be calculated as provided in this Financing Order; approves the structure of the proposed securitization financing, as modified by this Financing Order; and approves the form of the Company's tariff, as modified by this Financing Order, to implement those transition charges. As a result of the securitization approved by this Financing Order, customers in the Company's service area will, even at the highest authorized interest rate, realize benefits in excess of approximately $52 million on a present value basis if all $1,300,000,000 of transition bonds are issued. In addition, as a result of this Financing Order the amount of revenues collected by the Company will be reduced in excess of approximately $95 million, on a nominal basis, when compared to the


-------------------

(1) Public Utility Regulatory Act, TEX. UTIL. CODE ANN. ss.ss. 11.001-64.158 (Vernon 1998 & Supp. 2002) (PURA).

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 3 OF 81


amount that would have been collected under conventional utility financing methods.

     The Public Utility Regulatory Act states that the purpose of allowing securitization financing is to lower the carrying costs of a utility's assets relative to the costs that would be incurred using conventional utility financing methods. It then charges the Commission as follows:

     THE COMMISSION SHALL ENSURE THAT SECURITIZATION PROVIDES TANGIBLE AND QUANTIFIABLE BENEFITS TO RATEPAYERS, GREATER THAN WOULD HAVE BEEN ACHIEVED ABSENT THE ISSUANCE OF TRANSITION BONDS. PUBLIC UTILITY REGULATORY ACT, SECTION 39.301.

     Boiled down to its essence, the Commission's actions in this docket are based upon a reasoned adherence to this directive from the Legislature. To ensure that ratepayers receive tangible and quantifiable benefits as the result of securitization, the Commission rejected the Company's initial analysis, which evaluated the nominal amount of cost on an aggregate basis. The Commission in its May 1, 2000 Financing Order in Docket No. 21527 found that the Company's method was flawed for two reasons. First, it ignored the time value of money by using nominal values instead of present values. And second, by using an aggregate-based analysis, it allowed certain assets to diminish the benefits resulting from the securitization of other assets, to the detriment of ratepayers. TXU Electric appealed the May 1, 2000 Financing Order and, ultimately, the Texas Supreme Court in TXU Electric Co. v. Public Utility Commission of Texas, 51 S.W.3d 275 (Tex. 2001), upheld the discretion of the Commission to apply a present value test in addition to the present value test specifically set forth in PURA, but reversed the Commission and held that such additional present value test should assume recovery of regulatory assets absent securitization would occur in substantially less than 40 years, and further held that in applying the relevant tests the Commission must consider all regulatory assets that the Company requested be securitized in the aggregate and not on an asset-by-asset basis.

     This Financing Order results from the Legislature's decision to restructure the retail electric industry in this state and to allow electric utilities to recover stranded costs. Stranded costs are created as a result of the transition

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 4 OF 81


to a competitive retail electric market and represent the excess of the net book value over the market value of generation assets. Under conventional utility regulation, a utility would recover these costs through regulated rates. But in a free-market environment, it cannot charge rates high enough to recover these costs. Consequently, these excess costs are "stranded" because they would not be recovered by a utility in the new competitive retail market. To facilitate the transition to this new market structure, the Legislature decided as a policy matter that utilities should recover these stranded costs.

     The Company's application in Docket No. 21527, as modified in the Stipulation in this proceeding, seeks securitization only of regulatory assets, a specific type of stranded cost. Regulatory assets are creations of regulation and only have value because a regulator allows the utility to recover the underlying costs of these assets from ratepayers; they have no value in a competitive market.

     In Chapter 39 of PURA, the Legislature provided several methods that allow a utility to recover its stranded costs. Securitization financing is only one of these methods. Stranded costs that are not recovered through securitization will be recovered through one of the other mechanisms. Because of the permanent nature of securitization, the Legislature allows this method to be used to recover stranded costs only if certain statutorily prescribed standards are met. One of these standards dictates that ratepayers receive tangible and quantifiable benefits as the result of the securitization.

     To ensure compliance with this standard, a true economic analysis that accounts for the time value of money must be used to demonstrate that ratepayers receive tangible and quantifiable benefits. This concept is embodied in the well-known principle that a dollar today is not equal to a dollar next year. An analysis that ignores the time value of money by using nominal sums, as the Company did in its initial filing, cannot calculate whether ratepayers receive a real benefit. When accounting for the time value of money, the Company's initial proposal to securitize $1.650 billion in regulatory assets actually resulted in an economic detriment to ratepayers, rather than the statutorily required benefit necessary to utilize securitization.

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 5 OF 81


     A proper economic analysis--one accounting for the time value of money, using 12 years as the period of time over which, absent securitization, regulatory assets would be recovered through competition transition charges, and one based on an aggregate evaluation--demonstrates that ratepayers benefit from the securitization of all of the Company's regulatory assets. The Stipulation provides for securitization of regulatory assets of $1,247,413,626, plus qualified costs of $52,586,374, for a total securitization amount of $1,300,000,000, with TXU Electric amortizing the full $1,864,967,000 of retail generation-related regulatory assets over a period of time determined by the Company in consultation with its auditors. Based upon the analysis included in Appendix F, securitization of regulatory assets along with other related qualified costs in a total amount of $1,300,000,000 will provide benefits to ratepayers, at a minimum, in excess of approximately $52 million on a present value basis and will reduce the amount of nominal revenues received by the Company in excess of approximately $95 million over the life of the transition bonds. This analysis demonstrates that all of the standards required by PURA are met if the Company securitizes all of its regulatory assets in the manner as provided in the Stipulation and this Financing Order.

     The Company's initial application in Docket No. 21527 requested authority to securitize $1.650 billion, in the aggregate, of regulatory assets and other qualified costs. On remand, and as part of the Stipulation, the Company and other Joint Applicants have requested the Commission approve securitization of $1,300,000,000 of regulatory assets and other qualified costs. As discussed in this Financing Order, while the Company's initial application failed to demonstrate compliance with all statutory standards, the Company's request on remand, as contained in the Stipulation, complies with all statutory standards. In particular, for the reasons set forth in the testimony of Company witness Marc D. Moseley in support of the Stipulation, the Commission finds the use of a 12-year period as the time period over which, absent securitization, regulatory assets would be recovered through competition transition charges, to be reasonable. The amount approved in this Financing Order is based on the aggregate analysis performed by the Commission's Office of Regulatory Affairs in the initial proceeding (found in Appendix F of the Commission's May 1, 2000 Financing Order). The Commission finds that aggregate present value analysis, measuring the aggregate cumulative effects of all transition bonds being tested, to be appropriate and in compliance with the Supreme Court's opinion and mandate

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 6 OF 81


in TXU Electric Co. v. Public Utility Commission of Texas, supra. While the Stipulation provides for securitization of $17,136,932 more than the amount contained in the analysis in Appendix F, the analysis contained therein shows that there will be significant benefits, on a present value basis, based upon the issuance of $1,300,000,000 of transition bonds. Thus, the regulatory assets listed in Appendix C to this Financing Order should be securitized.

     As a result of this Financing Order, all of the generation-related regulatory assets on Applicant's regulatory books will be recovered through the securitization. The assets securitized under this Financing Order will not be included in any annual report calculation or in the calculation of excess cost over market under PURA ss.ss. 39.251-265.


                                  I. DISCUSSION

                                  A. BACKGROUND

     The Legislature amended PURA in 1999 to provide for competition in the provision of retail electric service.(2) To facilitate the transition to a competitive environment, an electric utility is allowed to recover all of its net, verifiable, nonmitigable stranded costs.(3) PURA provides several methods for an electric utility to mitigate or recover stranded costs, including the use of excess earnings,(4) recovery through a competition transition charge,(5) and recovery through securitization financing.(6) The Legislature provided this last option for recovering stranded costs based on the conclusion that securitized financing will result in lower carrying costs for utility assets relative to the costs that would be incurred using conventional utility financing methods-- resulting in benefits to ratepayers as a result of the securitization.(7) To ensure such benefits and as a precondition for the use of securitization, the


-------------------

(2)  See Act of May 27, 1999, 76th Leg., R.S., ch. 440, 1999 TEX. GEN. LAWS 1111
     (codified primarily at TEX. UTIL. CODE Chapters 39, 40, and 41) (S.B. 7).

(3)  See PURA ss. 39.252(a).

(4)  See Id. ss.ss. 39.254-261.

(5)  See Id. ss.ss. 39.201, 251-265

(6)  See Id. ss.ss. 39.201, .301-.303.

(7)  See Id. ss. 39.301.

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 7 OF 81


Legislature required that a utility demonstrate that ratepayers would receive tangible and quantifiable benefits as a result of securitization and that this Commission make a specific finding that such benefits exist before issuing a financing order.(8) Consequently, a basic purpose of securitized financing, the recovery of electric utilities' stranded costs, is conditioned upon the other basic purpose, providing economic benefits to consumers of electricity in this state.

     To securitize an electric utility's stranded costs, including regulatory assets, the Commission may authorize the issuance of a new security known as transition bonds. Transition bonds are generally defined as evidences of indebtedness or ownership that are issued under a financing order, are limited to a term of not longer than 15 years, and are secured by or payable from transition property.(9) The net proceeds from the sale of the transition bonds must be used to reduce the amount of a utility's recoverable regulatory assets or stranded costs through the refinancing or retirement of the utility's debt or equity. If transition bonds are approved and issued, retail electric customers must pay the principal, interest, and related charges of the transition bonds through transition charges. Transition charges are nonbypassable charges that will be paid by end-use customers as part of the monthly charge for electric service,(10) and must be approved by the Commission pursuant to a financing order.(11)

                              B. STATUTORY FINDINGS

     The Commission may adopt a financing order allowing recovery of an electric utility's regulatory assets and eligible stranded costs only if it finds that the total amount of revenues to be collected under the financing order is less than the revenue requirement that would be recovered over the remaining life of the regulatory assets using conventional financing methods and that the financing order is consistent with the standards in PURA ss. 39.301.(12) To meet these standards, the Commission must ensure that the net proceeds of transition


-------------------

(8)  See Id. ss.ss. 39.301, 303(a).

(9)  See Id. ss. 39.302(6).

(10) See Id. ss. 39.302(7).

(11) See Id. ss. 39.303(b).

(12) Id. ss. 303(a).

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 8 OF 81


bonds may be used only for the purposes of reducing the amount of stranded costs through the refinancing or retirement of utility debt or equity. In addition, the Commission must ensure that (1) securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of the transition bonds, and (2) the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of a financing order. Finally, the amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory assets sought to be securitized, and the present value calculation must use a discount rate equal to the proposed interest rate on the transition bonds. All of these statutory requirements go to ensure that the use of securitization to recover a utility's stranded costs will provide real benefits to a utility's customers. Absent this showing of benefits, a utility must use another mechanism provided by statute to recover its stranded costs.

                              1. ECONOMIC BENEFITS

     The essential finding by the Commission that is needed to issue a financing order is that ratepayers will receive tangible and quantifiable benefits as a result of securitization. This finding can only be made upon a showing of economic benefits to ratepayers through an economic analysis. An economic analysis is one that recognizes the time value of money and is necessary in evaluating whether and the extent to which benefits accrue from securitization. Moreover, an economic analysis recognizes the concept that the timing of a payment can be as important as the magnitude of a payment in determining the value of the payment. Thus, an analysis showing an economic benefit is necessary to quantify a tangible benefit to ratepayers.

     Economic benefits also depend upon a favorable financial market--one in which transition bonds may be sold at an interest rate lower than the carrying costs of the assets being securitized. The precise interest rate at which transition bonds can be sold in a future market, however, is not known today. Nevertheless, benefits can be calculated based upon certain known facts (the amount of assets to be securitized) and assumptions--the interest rate of the transition bonds, the term of the transition bonds, and the cost of the alternative to securitization. By analyzing the proposed securitization based upon those facts and assumptions, a determination can be made as to whether tangible and quantifiable benefits result and, if so, the amount of those

DOCKET NO. 25230                   FINANCING ORDER                  PAGE 9 OF 81


benefits. To ensure that the calculated benefits are realized, the securitization transaction must be structured in a manner to conform to the assumptions and facts used in the economic analysis.

     The Company's initial application did not contain a present value economic analysis to demonstrate that its proposed securitization would provide tangible and quantifiable benefits to ratepayers. The Company claimed that, because the total amount of revenues, on a nominal basis, it would collect under the proposed securitization would be less than it would otherwise collect, ratepayers would realize a benefit. The Commission rejected the Company's argument that a present value economic analysis is not required to demonstrate that securitization results in tangible and quantifiable benefits. The Company's initial analysis failed to recognize the time value of money and, when the time value of money is considered, its proposal resulted in an economic detriment--not an economic benefit--to ratepayers. The Commission's position that such a present value analysis was within the discretion of the Commission to apply under PURA ss.39.301 was upheld on appeal by the Texas Supreme Court.

     In determining if the amount proposed in the Stipulation to be securitized provides an economic benefit to customers using a present value analysis, it is appropriate to use the aggregate present value analysis performed by the Commission's Office of Regulatory Affairs (ORA) in the initial portion of this proceeding, which analysis was included as Appendix F to the May 1, 2000 Financing Order adopted in Docket No. 21527, and which is also included as Appendix F to this Financing Order. This aggregate, present value financial analysis, based upon a 12-year recovery period and an interest rate ceiling of 8.75%, shows an economic benefit to ratepayers of at least $52 million on a present value basis as a result of securitizing all of the Company's generation-related regulatory assets in an amount of $1,247,413,626, plus other qualified costs of $52,586,374. This $52 million economic benefit figure is reached by taking the $69,194,894 in benefit found on Appendix F, based upon securitization of regulatory assets and other qualified costs of $1,282,863,068, and reducing that benefit figure by $17,136,932, to reflect the amount to be securitized that is excess of the $1,282,863,068 amount upon which the analysis in Appendix F is based. This economic benefit will result if the bond market is unfavorable and transition bonds have to be issued at the maximum interest rate

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 10 OF 81


allowed by this Order. If a more favorable market allows the transition bonds to be issued at a lower interest rate, then the economic benefit to ratepayers could increase substantially; under the assumed interest rate of 7.33% found in Appendix F, the economic benefit would be nearly $120 million.

                                2. TOTAL REVENUES

     To issue a financing order, PURA also requires that the Commission find that the total amount of revenues collected under the financing order will be less than would otherwise have been collected under conventional financing methods. Using ORA's methodology and using worst case market conditions, the analysis of the requested securitization of $1,300,000,000 contained in the Stipulation demonstrates that revenues will be reduced in excess of approximately $95 million on a nominal basis under this Financing Order compared to the amount that would be recovered under conventional financing methods. If transition bonds are issued in a more favorable market, this reduction in revenues would increase.

                        3. LOWEST TRANSITION-BOND CHARGES

     To issue a financing order, the Commission must also ensure that that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of the financing order. Because the actual structure and pricing of the transition bonds cannot be known at this time, the Company has provided a general description of the proposed structure and pricing. This description does not contain every relevant detail and, in certain places, uses only approximations of certain costs and requirements. The final structure and pricing will depend, in part, upon the requirements of the nationally recognized credit rating agencies which will rate the transition bonds, and in part, upon the market conditions that exist at the time the transition bonds are taken to the market. Due to this uncertainty today of future requirements and conditions, the Company has asked for flexibility in designing the structure and pricing of the transition bonds.

     While the Commission recognizes the need for some degree of flexibility with regard to the final details of the securitization transactions approved in this Financing Order, its primary focus is upon the statutory requirements--not the least of which is to ensure that securitization results in tangible and

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 11 OF 81


quantifiable benefits to ratepayers--that must be met to issue a financing order. Furthermore, in issuing such an order, the Commission must be mindful of its responsibility to shepherd the restructuring of the electric industry in Texas in a manner that ensures that a competitive retail electric market develops in this state.

     In view of these obligations, the Commission has established certain criteria in this Financing Order that must be met in order for the approvals and authorizations granted in this Financing Order to become effective. This Financing Order grants authority to issue transition bonds and to impose and collect transition charges only if the final structure of the securitization transactions complies in all material respects with these criteria. In addition, as discussed elsewhere in this Financing Order, the Commission will participate in the actual design of the structure and pricing of the transition bonds. The combination of these limiting criteria and the Commission's participation will ensure that the structure and pricing of the transition bonds will result in the lowest transition-bond charges considering the market conditions and the terms of this Financing Order.

                                   C. SFAS 109

     [Deleted]

                              D. FINANCIAL ADVISOR

     To obtain the most favorable issuance of transition bonds--and the greatest benefits to ratepayers--the Commission, acting through its financial advisor, will participate in the pricing, marketing, and structuring of the bonds. This participation will provide assurances that the minimum cost of securitization and the maximum benefits for customers is obtained. In addition, before the transition bonds may be issued, the Company must submit to the Commission an issuance advice letter in which it demonstrates, based upon the actual market conditions at the time of pricing, that the proposed structure and pricing of the transition bonds will provide real economic benefits to customers and comply with this Financing Order. As part of this submission, the Company must also certify to the Commission that the structure and pricing of the transition bonds results in the lowest transition-bond charges consistent with market conditions at the time of pricing and the general parameters set out in this Financing

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 12 OF 81


Order. The Commission, by order, may stop the issuance of transition bonds if the Company fails to make this demonstration or certification.

     In addition, the Commission, acting through its designated representative or financial advisor, will participate in the pricing and structure of the transition bonds, and will make the decision, in conjunction with the Company, as to whether to issue the bonds. Finally, the authority and approval granted in this Financing Order is effective only upon the Company filing with the Commission an issuance advice letter demonstrating compliance with the provisions of this Financing Order unless the Commission issues an order that the proposed issuance does not comply with this Financing Order.

                              E. TRANSITION CHARGES

     PURA requires that transition charges be collected from retail electric customers to pay the transition-bond charges--in this case the principal and interest on the bonds and the associated costs to issue and service those bonds.(13) Transition charges can be recovered over a period that does not exceed 15 years.(14) The Commission concludes that this prevents the collection of transition charges from retail customers in the normal course of business after the 15-year period. However, because of the protections afforded in PURA ss. 39.305, the Commission also concludes that the 15-year limitation does not apply to the recovery of amounts still owed after the end of the 15-year period through the use of judicial process.

     Transition charges will be collected by an electric utility, its successors, an assignee, or other collection agents as provided for in the financing order.(15) The right to impose, collect, and receive transition charges (including all other rights of an electric utility under the financing order) are only contract rights until they are first transferred to an assignee or pledged in connection with the issuance of transition bonds. Upon the


-------------------

(13) See Id. ss. 39.302(7)

(14) Id. ss. 39.303(b).

(15) Id.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 13 OF 81


transfer or pledge of those rights, they become transition property and, as such, are afforded certain statutory protections to ensure that the charges are available for bond retirement.(16)

                            F. STATUTORY ENHANCEMENTS

     This Financing Order contains terms, as it must, ensuring that the imposition and collection of transition charges authorized in the order shall be nonbypassable.(17) It also includes a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary date of the issuance of the transition bonds, to correct any overcollections or undercollections during the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.(18) In addition to the required annual reviews, more frequent reviews are allowed to ensure that the amount of the transition charges matches the funding requirements approved in this Order. These provisions will help to ensure that the amount of transition charges paid by retail customers does not exceed the amounts necessary to cover the costs of this securitization, and will also help to foster the development of a robust and competitive retail electric market in Texas.

     To encourage utilities to undertake securitization financing, other benefits and assurances are provided. The State of Texas has pledged, for the benefit and protection of financing parties and electric utilities, that it will not take or permit any action that would impair the value of transition property, or, except for the true-up expressly allowed by law, reduce, alter, or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.(19)


-------------------

(16) Id. ss. 39.304(b).

(17) See Id. ss. 39.306.

(18) Id ss. 39.307.

(19) Id. ss. 39.310.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 14 OF 81


                             G. TRANSITION PROPERTY

     Transition property constitutes a present property right for purposes of contracts concerning the sale or pledge of property and the property will continue to exist for as long as the pledge of the state just recited.(20) In addition, the interest of an assignee or pledgee in transition property (as well as the revenues and collections arising from the property) are not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the bankruptcy of the electric utility or any other entity.(21) Further, transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges.(22) The creation, granting, perfection, and enforcement of liens and security interests in transition property are governed by PURA ss. 39.309 and not by the Texas Business and Commerce Code.(23)

                                 H. REFINANCING

     The Commission may adopt a financing order providing for the retiring and refunding of transition bonds only upon making a finding that the future transition charges required to service the new transition bonds, including transaction costs, will be less than the future transition charges required to service the bonds being retired or refunded.(24) This Financing Order does not grant any authority to refinance transition bonds authorized by this Order.

     To facilitate compliance and consistency with applicable statutory provisions, this Financing Order adopts the definitions in PURA ss. 39.302.


-------------------

(20) Id. ss. 39.304(b).

(21) Id. ss. 39.305.

(22) Id. ss. 39.311.

(23) Id. ss. 39.309(a).

(24) Id. ss. 39.303(g).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 15 OF 81


                     II. DESCRIPTION OF PROPOSED TRANSACTION

     A full description of the transactions proposed by the Company is contained in its initial application, exhibits, and testimony filed in Docket No. 21527, and the exhibits and testimony filed in this docket. A brief summary of the proposed transactions is provided in this section; a more detailed description is included in Section III.C, Structure of the Proposed Securitization. To facilitate the proposed securitization, the Company proposed that a special purpose entity (SPE) be created to which will be transferred the rights to impose, collect and receive transition charges along with the other rights arising pursuant to this Financing Order. Upon transfer, these rights will become transition property as provided by PURA ss. 39.304. The SPE will issue transition bonds and will transfer the net proceeds from the sale of the transition bonds to the Company or its successor wires company in consideration for the transfer of the transition property. The SPE will be organized and managed in a manner to ensure the SPE will be bankruptcy remote from and will not be affected by a bankruptcy of the Company or any of its successors. In addition, the SPE will have at least one independent manager, trustee, or director whose approval will be required for certain major actions or organizational changes by the SPE.

     The transition bonds will be issued pursuant to an indenture and administered by an indenture trustee. The transition bonds will be secured by and payable solely out of the transition property created pursuant to this Financing Order and other collateral described in the Company's application. That collateral will be pledged to the indenture trustee for the benefit of the holders of the transition bonds.

     The servicer of the transition bonds will collect the transition charges and remit those amounts to the indenture trustee on behalf of the SPE. The servicer will be responsible for making any required or allowed true-ups of the transition charges. If the servicer defaults on its obligations under the servicing agreement, the indenture trustee may appoint a successor servicer. The Company or its successor wires company will act as the initial servicer for the transition bonds.

     After the beginning of customer choice (January 1, 2002, or June 1, 2001, for customer choice pilot projects under PURA ss. 39.104), retail electric

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 16 OF 81


providers (REPs) will be required to meet certain financial standards to collect transition charges under this Financing Order. If any REP fails to qualify to collect transition charges or defaults in the remittance of those charges to the servicer of the transition bonds, another entity can assume responsibility for collection of the transition charges from the REP's retail electric customers. If the REP qualifies to collect transition charges, the servicer will bill to and collect from the REP the transition charges attributable to the REP's customers. The REP in turn will bill to and collect from its retail customers the transition charges attributable to them.

     Transition charges will be calculated to ensure the collection of an amount sufficient to service the principal, interest, and related charges for the transition bonds. Transition charges will also be calculated so that this amount is allocated to the various classes of retail customers as provided by PURA. In addition to the annual true-up required by PURA ss. 39.307, periodic true-ups may be performed as necessary to ensure that the amount collected from transition charges is sufficient to service the transition bonds. A non-standard true-up will be allowed for other circumstances as provided by this Financing Order.


                              III. FINDINGS OF FACT

                        A. IDENTIFICATION AND PROCEDURE.

IDENTIFICATION OF APPLICANT AND APPLICATION
-------------------------------------------

1. TXU Electric Company (TXU or the Company) owns and operates for compensation in this state generation facilities and an extensive transmission and distribution network to provide electric service in Texas. The Company is a wholly owned subsidiary of Texas Utilities Company and is an electric utility providing retail and wholesale electric service in Texas.

2. The Company's initial application was filed on October 18, 1999 and includes the exhibits, schedules, attachments, and testimony filed by or for the Company in Docket No. 21527.

3. In its application, the Company used the term Applicant to refer to TXU Electric Company and its successors and assigns that provide transmission or distribution service, or both, directly to retail customers in TXU's existing service area, but not to any successor or assign that provides competitive

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 17 OF 81


services after the advent of customer choice under PURA ss. 39.051. As used in this Financing Order, the term Applicant has the meaning ascribed to it by the Company in its application.

PROCEDURAL HISTORY
------------------

4. On October 18, 1999, the Company initially filed its application for a financing order under Subchapter G of Chapter 39 of the Public Utility Regulatory Act(25) to permit securitization of some of its regulatory assets and other qualified costs as described in its application, which application was assigned Docket No. 21527.

5. The following persons moved to intervene and were granted party status in Docket No. 21527: Office of Public Utility Counsel (OPC), Steering Committee of Cities served by TXU Electric, NewEnergy Texas, L.L.C. (NewEnergy), Nucor Steel, Texas Industries, Texas Industrial Energy Consumers (TIEC), State of Texas, the City of Garland, Texas Retailers Association (TRA), Enron Energy Services, Inc. (Enron), Competitive Power Advocates, Entergy Gulf States, Inc. (Entergy), Brazos Electric Power Cooperative, Inc., Dallas Fort-Worth Hospital Council (Hospital Council), Alcoa, the Coalition of Independent Colleges and Universities (Coalition of Colleges), and the Cities of Addison, Arlington, Belton, Brownwood, Burleson, Carrollton, Cleburne, Copperas Cove, Dallas, Denison, Flower Mound, Fort Worth, Grand Prairie, Harker Heights, Highland Park, Howe, Irving, Mesquite, North Plano, Pantego, Richardson, Richland Hills, Rockwall Snyder, Sulphur Springs, University Park, Watauga, Waco, and Wichita Falls (Cities). The Commission's Office of Regulatory Affairs (ORA) also participated as a party.

6. On December 3, 1999, Enron filed a motion to limit the scope of the hearing in Docket No. 21527. Specifically, Enron requested that the Commission not address the issue of retail electric provider (REP) qualifications in that docket, but reserve that issue for consideration in Project No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators. The administrative law judge (ALJ) denied the motion


-------------------

(25) TEX. UTIL. CODEss.ss. 11.001-64.158 (Vernon 1998 & Supp. 2000) (PURA).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 18 OF 81


but noted that REP qualification issues would be addressed, if at all, only to the extent necessary for a Commission financing order.

7. On December 6 and 7, 1999, the Commission held a hearing on the merits in Docket No. 21527.

8. On December 6, 1999, the Steering Committee of Cities served by TXU Electric, OPC, TIEC, Alcoa, Enron, TRA, Texas Industries, NewEnergy, the City of Mesquite, the State of Texas, the Hospital Council, and the Coalition of Colleges filed a joint motion to dismiss TXU Electric's application and for summary judgment. In support of their motion, the movants asserted that TXU had failed to meet its burden to prove that the proposed securitization provides tangible and quantifiable benefits to customers by failing to include a present value analysis in its direct case. The Commission did not address the joint motion prior to the close of the hearing.

9. On December 23, 1999, the ALJ granted Shell Energy Services Company, L.L.C. (Shell Energy); Fowler Energy, Inc.; Greenmountain.com Company; and DTE Energy leave to file amicus curiae briefs on the issues raised in Docket No. 21527.

10. On January 10, 2000, the Company filed a motion to extend the time for the Commission to issue a financing order to February 1, 2000. The Company orally modified its motion during the open meeting on January 10, 2000 to extend the deadline until March 13, 2000. The Commission approved this extension during the open meeting.

11. On March 1, 2000, in open meeting, the Commission deliberated on the merits of the Company's application and heard additional argument. During this open meeting, the Company moved to extend the deadline to issue a financing order to April 14, 2000. The Commission approved the Company's proposed extension to issue a draft financing order.

12. On March 21, 2000, the Company filed a proposed schedule to issue and review a draft financing order and a request to extend the deadline to issue a

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 19 OF 81


financing order; and TIEC, the Hospital Council and Coalition of Colleges, and TRA filed a request related to the manner of billing transition charges for demand customers.

13. On March 23, 2000, in open meeting, the Commission further deliberated on the merits of the Company's application and heard additional argument. The Commission approved the Company's schedule to issue and review a draft financing order and extension of the deadline to issue a financing order to May 1, 2000.

14. On March 30, 2000, the Commission's Office of Policy Development filed a draft financing order in Docket No. 21527. On April 6, 2000, the parties filed comments to this draft financing order. On April 13, 2000, the parties met with the Office of Policy Development to provide further comments to the draft financing order.

15. On April 27, 2000, the Commission considered the draft financing order and parties' comments to the draft financing order, and rendered its final decision in Docket No. 21527, and entered its Financing Order on May 1, 2000.

15A. The following parties filed appeals of the May 1, 2000 Financing Order to Travis County District Court: TXU Electric, Office of Public Utility Counsel, Texas Industrial Energy Consumers, Nucor Steel, and Texas Industries, Inc. Numerous parties then filed appeals of the District Court's Judgment directly to the Texas Supreme Court. Ultimately, in TXU Electric Co. v. Public Utility Commission of Texas, supra, the Supreme Court denied all points of error except for three points brought by the Company, holding that: (a) that in conducting an additional present value test, the Commission must assume that absent securitization, regulatory assets would be recovered through competition transition charges in considerably less than 40 years; (b) in determining the amount to be securitized, the Commission must consider regulatory assets in the aggregate; and (c) Finding of Fact No. 113 and related findings and conclusions of law were premature and advisory. The Supreme Court then remanded the proceeding to the Commission for proceedings consistent with the Court's opinion. That remand proceeding was assigned Docket No. 24892, Remand of Docket No. 21527 (Application of TXU Electric Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 20 OF 81


15B. On December 31, 2001, the Stipulation was filed by Joint Applicants. The Stipulation resolves all issues related to TXU Electric's stranded cost recovery, securitization of regulatory assets, excess mitigation, unrecovered fuel balance, fuel reconciliation, wholesale "clawback," retail "clawback," regulatory asset review, and appeals of the Commission's orders in TXU Electric's Unbundled Cost of Service ("UCOS") case (PUC Docket No. 22350), as well as resolving certain judicial proceedings related to Commission orders affecting rates and the transition to retail competition. One of the terms of the Stipulation provides for the issuance of $1,300,000,000 in transition bonds. On January 2, 2002, in Order No. 1, Docket No. 24892 was consolidated into Docket No. 25230, closed as a separate proceeding, and the records of Docket Nos. 21527 and 24892 were incorporated into Docket No. 25230.

15C. TXU Electric filed direct testimony in support of the Joint Applicants' Stipulation on January 17, 2002. Dallas-Fort Worth Hospital Council ("DHC"), Coalition of Independent Colleges and Universities ("HCU"), and Texas Independent Energy Company, L.P. ("TIE") filed direct testimony in opposition to the Stipulation on February 21, 2002. The Commission conducted an en banc hearing on the merits to consider the Stipulation on March 12, 2002. Post-hearing briefs were filed on March 25, 2002, and reply briefs were filed on April 5, 2002. The Commission considered the Stipulation during the regularly scheduled Open Meeting of the Commission on April 18, 2002. As part of its deliberations, the Commission requested additional evidence or briefing on five issues. On April 30, 2002, TXU Electric, Cities, and OPC filed testimony concerning those five issues, and TXU Electric filed a brief concerning one issue. No party filed testimony in opposition to that April 30 testimony. DHC, CICU, TIE, the State of Texas, and Nucor Steel-Texas filed Statements of Position and Briefs concerning those five issues on May 9, 2002. On May 16, 2002, TXU Electric filed a brief in reply to the briefs filed by those parties. On May 30, 2002, the Commission conducted an en banc hearing on the merits to consider the additional evidence concerning the five issues designated by the Commission.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 21 OF 81


NOTICE OF APPLICATION
---------------------

16. Notice of the Company's initial filing was provided through publication once a week for two consecutive weeks in newspapers having general circulation in the Company's Texas service area, beginning shortly after the filing of its application. In addition, the Company provided individual notice to the governing bodies of all Texas incorporated municipalities served by the Company that have retained original jurisdiction over the Company. Proof of publication was submitted in the form of publishers' affidavits and verification of the mailing of individual notices and the provision of notice to the municipalities.

16A. TXU Electric provided notice of the Stipulation to all parties in Commission Dockets Nos. 22350, 22344 (the generic UCOS docket), 24892 (the remand from the Texas Supreme Court of TXU Electric's application for a financing order), 22652 (the remand from the Texas Supreme Court related to the Comanche Peak minority owner disallowance), and 23806 (the 2000 Annual Report docket). Additionally, TXU Electric published notice of the Stipulation and this proceeding once each week for four consecutive weeks in newspapers of general circulation in each county in which TXU Electric was certificated to provide electric service as of December 31, 2001. TXU Electric also, on January 4, 2002, filed copies of an Executive Summary of the Stipulation with all municipalities located within TXU Electric's service area.

EVIDENCE OF RECORD
------------------

17.  The following items were admitted into evidence in Docket No. 21527:
(a) TXU Electric Exhibit Nos. 1-22; (b) Cities Exhibit Nos. 1, 1a, 2, 2a, and 4;
(c) Dallas Fort-Worth Hospital Council and Coalition of Independent Colleges and Universities Exhibit Nos. 1-4; (d) NewEnergy Exhibit Nos. 1-4; (e) Nucor Steel Exhibit Nos. 1-3; OPC Exhibit Nos. 1, 1a, 2-3, and 3a; (f) State of Texas Exhibit No. 1; (g) TIEC Exhibit Nos. 1, 1a, 2, 2a, and 3-16; (h) Texas Industries Exhibit Nos. 1-2; (i) TRA Exhibit Nos. 1-2, 2a, 3-14; and (j) ORA Exhibit Nos. 1a, 1b, 1c, 2-3, 3a, 4, 4a, 5a, 5b, 6a, 6b, and 7-11.

17A. The following items were admitted into evidence in this proceeding: (a) TXU Electric Exhibit Nos. 1-7, 7A, 8, 8A, 9-11, 16-26; (b) Cities Exhibit No. 1; (c) OPC Exhibit No. 1; (d) Dallas Fort-Worth Hospital Council and Coalition of Independent Colleges and Universities Exhibit Nos. 1-18; (e) Nucor Steel Exhibit

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 22 OF 81


No. 1; (f) State of Texas Exhibit Nos. 1-3; and (g) TIE Exhibit Nos. 1, and
5-23.

                B. QUALIFIED COSTS AND AMOUNT TO BE SECURITIZED.

18. Qualified costs are defined to include 100% of an electric utility's regulatory assets and 75% of its recoverable costs determined by the Commission under PURA ss. 39.201 and any remaining stranded costs determined under PURA ss. 39.262, together with the costs of issuing, supporting, and servicing transition bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of transition bonds. Qualified costs also include the costs to the Commission of acquiring professional services for the purpose of evaluating proposed securitization transactions.(26)

19. The Company proposed to recover qualified costs consisting of regulatory assets, the costs of issuing, supporting and servicing the transition bonds, the costs of retiring and refunding the Company's existing debt and equity securities in connection with the issuance of the transition bonds, and the costs to the Commission of acquiring professional services for the purpose of evaluating the Company's proposed securitization transactions. The Company also proposed to include the costs of credit enhancements and enhancement costs relating to the marketability of the transition bonds described in the Company's testimony as qualified costs.

REGULATORY ASSETS
-----------------

20. Regulatory assets are defined to include only the generation-related portion of the Texas jurisdictional portion of the amount reported by an electric utility in its 1998 annual report on Securities and Exchange Commission
(SEC) Form 10-K as regulatory assets and liabilities, offset by the applicable portion of generation-related investment tax credits permitted under the Internal Revenue Code of 1986.(27) The Company identified the amount of the generation-related portion regulatory assets as shown in Appendix A to this Financing Order. ORA made adjustments to the amounts proposed by the Company by reversing adjustments made by the Company and by applying a retail allocation


-------------------

(26) See PURA ss. 39.302(4).

(27) Id. ss. 39.302(5).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 23 OF 81


factor of 99.33% to reflect the amount that retail customers should bear. Because the Commission finds that only the retail portion of regulatory assets may be recovered through a transition charge assessed against retail customers, the Commission finds that the jurisdictional generation demand allocation factor approved in Docket No. 18490(28) (the last Commission final order addressing the Company's rate design) should be used to determine the Texas retail portion of the amount of generation-related regulatory assets in this proceeding. The numeric value of the retail jurisdictional allocation factor approved in Docket No. 18490 is 99.33%. The Commission also finds that the amount of the regulatory assets listed in Appendix A is the eligible portion of the generation-related portion of the Texas retail jurisdictional portion of the amount listed on the Company's 1998 SEC Form 10-K. Only the amounts that satisfy all statutory requirements, however, can actually be securitized.

21. The Company did not include the amount of investment tax credits and other regulatory liabilities in its application. The Commission finds that the exclusion of these items in this proceeding is appropriate, and they were addressed in a different proceeding.

22. All of the regulatory assets proposed for securitization by the Company represent costs or obligations that have been incurred by the Company

23. The Company initially proposed to securitize regulatory assets in an aggregate amount of $1,579,834,904 and write off assets in the amount of $285,132,096. Under the Company's proposed securitization, $1,864,967,000 of regulatory assets would be removed from the Applicant's regulatory books, including $1,449,761,144 of SFAS-109 assets.

23A. In this proceeding, consistent with the terms of the Stipulation, entry of a financing order that empowers TXU Electric or its successor or assign to issue $1.3 billion of transition bonds to securitize its generation-related regulatory assets as reported by TXU Electric in its 1998 annual report on SEC Form 10-K as regulatory assets and liabilities and other qualified costs is reasonable, as shown in Appendix B. TXU Electric will amortize the full $1,864,967,000 of


-------------------

(28) Joint Application to Reduce Texas Utilities Electric Company Base Rates and Approval of Certain Accounting Procedures, Docket No. 18490, Order on Rehearing (June 25, 1998) (Docket No. 18490).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 24 OF 81


retail generation-related regulatory assets over a period of time determined by the Company in consultation with its auditors.

24. In Docket No. 21527 ORA performed calculations, adopted in Appendix F of the May 1, 2000 Order, demonstrating that, on an aggregate basis and conducting the present value analysis over a 12-year period, the Applicant had demonstrated tangible and quantifiable benefits to customers. In this proceeding, the Joint Applicants, based upon this analysis, proposed that the aggregate present value analysis use a 12-year period and that the Commission enter an order approving securitization of $1,300,000,000 in regulatory assets and qualified costs. For the reasons set forth in the testimony of Company witness Moseley in this proceeding, the Commission finds the use of a 12-year period as the time period over which, absent securitization, regulatory assets would be recovered through competition transition charges to be reasonable, and approves the proposed securitization by the Company of $1,300,000,000 in regulatory assets and other qualified costs.

OTHER QUALIFIED COSTS
---------------------

25. Other qualified costs consist of the costs of issuing, supporting, and servicing transition bonds and any costs of retiring and refunding Applicant's existing debt and equity securities in connection with the issuance of the transition bonds. The actual costs of issuing and supporting the transition bonds will not be known until the transition bonds are issued, and certain ongoing costs relating to the transition bonds may not be known until such costs are incurred. The actual amount of debt and equity securities to be retired and refunded will be affected by market conditions at the time such securities are retired or refunded, and, therefore, the actual cost of retiring and refunding debt and equity securities in connection with the issuance of the transition bonds will not be known until such securities are retired and such refunding is complete. The costs of credit enhancement and servicing, including third party fees and expenses, also will not be known until the time the transition bonds are priced. The Company estimated the amount of these costs as shown in Appendix B and proposed to recover these estimated amounts as qualified costs in this Financing Order.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 25 OF 81


26. In Docket No. 21527 ORA proposed maximum estimated costs based in part on costs incurred in other securitizations and in part due to the difference in the amount originally proposed to be securitized by the Company and ORA. ORA's proposed maximum estimated costs were adopted by the Commission in its May 1, 2000 Order. In the Stipulation filed in this proceeding, the Company requested that the fixed costs remain unchanged and that the variable costs, which are based upon percentages of the amount securitized, be increased to reflect the increased amount of regulatory assets to be securitized. The Commission finds the requested costs to be reasonable, and approves the amount of qualified costs on remand found in Appendix B. Because the $500 million in transition bonds that may be issued prior to 2004 is five-thirteenth's of the total $1.3 billion in transition bonds authorized by this Financing Order, the Commission finds that the aggregate cap on up-front qualified costs financed by transition bonds issued prior to 2004 shall not exceed $20,225,528, which is equal to five-thirteenth's of the total amount cap on up-front qualified costs of $52,586,374.

AMOUNT TO BE SECURITIZED
------------------------

27. The Company in this proceeding proposed to include the amount of the regulatory assets, the costs of issuing, supporting and servicing the transition bonds, the costs of retiring and refunding debt and equity, and the Commission's cost for acquiring professional services as listed in Appendix B, plus the costs, which are not quantified, of swap and hedge agreements in the principal amount of the transition bonds.

28. The benefits of any proposed securitization are dependent, in part, upon the total amount of qualified costs other than regulatory assets sought to be securitized or directly recovered through transition charges. To satisfy its statutory obligations to ensure quantifiable and tangible benefits to ratepayers, the Commission must limit the maximum amount of qualified costs other than regulatory assets approved in this Financing Order that may be included in the principal amount of the transition bonds so that the sum of the fixed and variable up-front qualified costs plus the costs to reacquire debt and equity does not exceed $52,586,374 as shown in Appendix C. The annual ongoing servicing fees and the annual fixed operating costs must be recovered directly through transition charges and must not be included in the principal amount of the transition bonds. Additional limits must be imposed to ensure that the

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 26 OF 81


ongoing servicing fees do not exceed the maximum amount shown in Appendix C; and the sum of the annual fixed operating costs does not exceed $185,000. To further ensure the benefits promised by this securitization, the excess of any amounts securitized (including associated interest) over the actual amounts incurred by Applicant for up-front costs plus the reacquisition costs must be provided as a credit in Applicant's ECOM proceeding or a future securitization proceeding.

29. As limited by this Financing Order, the recovery of the net amount of regulatory assets and other qualified costs listed in Appendix C should be approved because ratepayers will receive tangible and quantifiable benefits as a result of the securitization, and the amount of the Company's stranded costs will be reduced, leading to further benefits for ratepayers. The regulatory liabilities, including investment tax credits, not addressed in this docket were addressed in the Applicant's ECOM proceeding.

ISSUANCE ADVICE LETTER
----------------------

30. Because the actual structure and pricing of the transition bonds and the precise amounts of up-front costs and expenses will not be known at the time that this Financing Order is issued, the Company proposed that, following determination of the final terms of the transition bonds and prior to issuance of the transition bonds, Applicant will file with the Commission for each series of transition bonds issued, and no later than the second business day after the pricing date for that series of transition bonds, an issuance advice letter. The issuance advice letter will be completed to report the actual dollar amount of the initial transition charges and other information specific to the transition bonds to be issued. All amounts that require computation will be computed using the mathematical formulas contained in the form of the issuance advice letter in Appendix E and the Transition Charge Rate Tariff in Appendix D to this Financing Order. The Company proposed that the Commission's review of the issuance advice letter be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter, and that the initial transition charges and the final terms of the transition bonds set forth in the issuance advice letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the transition bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with those requirements.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 27 OF 81


31. The completion and filing of an issuance advice letter in the form of the Issuance Advice Letter attached as Appendix E, including the certification from Applicant as discussed in Finding of Fact No. 107, is necessary to ensure that any securitization actually undertaken by Applicant complies with the terms of this Financing Order.

TANGIBLE AND QUANTIFIABLE BENEFIT
---------------------------------

32. The statutory requirement in PURA ss. 39.301 that directs the Commission to ensure that securitization provides tangible and quantifiable benefits to ratepayers greater than would be achieved absent the issuance of transition bonds can only be determined using an economic analysis. An economic analysis is one that accounts for the time value of money. An analysis that compares the present value of the traditional revenue requirement associated with an asset (reflective of conventional utility financing) with the present value of the revenue required under securitization is an appropriate economic analysis to demonstrate whether securitization provides an economic benefit to ratepayers. An analysis showing an economic benefit to ratepayers is necessary to show that the benefit is tangible and to quantify the amount of the benefit.

33. Securitization financing for the regulatory assets detailed in Appendix C is expected to result in approximately $52 million, at a minimum, of tangible and quantifiable economic benefits to ratepayers on a present-value basis if the transition bonds are issued at the maximum interest rates allowed by this Financing Order. The actual benefit to ratepayers will depend upon market conditions at the time the transition bonds are issued. This quantification is the sum of the economic benefit calculated all regulatory assets using the methodology described in ORA's testimony in Docket No. 21527 using a discount rate of 8.75% and a maximum expected life of 12 years as detailed in Appendix F, offset by the amount of up-front and ongoing costs approved in this Financing Order.

34. The methodology described in ORA's testimony in Docket No. 21527 to calculate the economic benefits to ratepayers as a result of this Financing Order is appropriate and properly calculates the economic benefits to ratepayers resulting from securitization of the qualified costs approved in this Financing Order and detailed in Appendix C.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 28 OF 81


PRESENT VALUE CAP
-----------------

35. The amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory assets or stranded costs sought to be securitized where the present value analysis uses a discount rate equal to the proposed interest rate on the transition bonds.(29) The methodology used by ORA to calculate economic benefits also demonstrates that the amount the Company seeks to securitize does not exceed the present value of the revenue requirement over the maximum expected 12-year life of the transition bonds associated with those regulatory assets.

36. The amount of qualified costs to be securitized detailed in Appendix C does not exceed the present value of the revenue requirement over the maximum expected 12-year life of the transition bonds associated with the regulatory assets approved to be securitized in this Financing Order. The present value analysis uses a discount rate equal to the expected weighted average interest rate on the transition bonds on an annual basis.

TOTAL AMOUNT OF REVENUE TO BE RECOVERED
---------------------------------------

37. The Commission is required to find that the total amount of revenues to be collected under this Financing Order will be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets that are securitized under this Financing Order, using conventional financing methods.(30) The total amount of revenues to be collected under this Financing Order will be in excess of approximately $95 million less than the revenue requirement that would be recovered using conventional utility financing methods over the current remaining life of the securitized regulatory assets. This quantification is the sum of the reduction in the amount of revenues resulting from securitization for each regulatory asset that is proposed to be securitized using the methodology contained in ORA's testimony in Docket No. 21527 using a transition-bond interest rate of 8.75% and a maximum expected bond life of 12 years as detailed in Appendix F, less the ongoing costs approved in this Financing Order.


-------------------

(29) See PURA ss. 39.301.

(30) See Id. ss. 39.303(a).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 29 OF 81


38. Based upon ORA's methodology in Docket No. 21527, Joint Applicants calculated the differential between the total amount of revenues to be collected under this Financing Order and the revenue requirement that would be collected over the remaining life of the regulatory assets that are securitized. The Commission finds that this method is appropriate and properly calculates the reduction in total revenues collected from ratepayers resulting from the securitization approved in this Financing Order.

                  C. STRUCTURE OF THE PROPOSED SECURITIZATION.

THE SPE
-------

39. For purposes of this securitization, Applicant will create a special purpose entity (SPE), which will be either a Delaware limited liability company with Applicant as its sole member or a Delaware business trust with Applicant as grantor and owner of all beneficial interests. The SPE will be formed for the limited purpose of acquiring transition property (including any transition property authorized by the Commission in a subsequent financing order), issuing transition bonds (including any transition bonds authorized by the Commission in a subsequent financing order), and performing other activities relating thereto or otherwise authorized by this Financing Order. The SPE will not be permitted to engage in any other activities and will have no assets other than transition property (and any subsequent transition property) and related assets to support its obligations under the transition bonds (and any subsequent transition bonds). Obligations relating to the transition bonds (or any subsequent transition bonds) will be the SPE's only significant liabilities. These restrictions on the activities of the SPE and restrictions on the ability of Applicant to take action on the SPE's behalf are imposed to ensure that the SPE will be bankruptcy remote and will not be affected by a bankruptcy of Applicant. The SPE will be managed by a board of managers, trustees or a board of directors with rights similar to those of boards of directors of corporations. As long as the transition bonds remain outstanding, the SPE will have at least one independent manager, trustee or director, i.e., with no organizational affiliation with Applicant. The SPE will not be permitted to amend the provisions of the organizational documents that ensure bankruptcy-remoteness of the SPE without the consent of the independent manager, trustee or director. Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 30 OF 81


proceedings against it, or to dissolve, liquidate, consolidate, convert or merge without the consent of the independent manager, trustee or director. Other restrictions to assure bankruptcy-remoteness may also be included in the organizational documents of the SPE as indicated by the rating agencies.

40. The initial capital of the SPE is expected to be not less than 0.5% of the original principal amount of each series of transition bonds issued by the SPE. The initial capitalization of the SPE must be sufficient to allow the SPE to meet any reasonably expected expenses that might arise, including those that are related to the transition charges (including any shortfalls in payment of the transition charges) and the transition bonds. Adequate funding of the SPE is intended to avoid the possibility that Applicant would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE. A sufficient level of capital is necessary to minimize this risk and, therefore, assist in achieving the lowest transition-bond charges possible.

41. The SPE will issue transition bonds in an aggregate amount not to exceed the principal amount approved by this Financing Order and will pledge to the indenture trustee, as collateral for payment of the transition bonds, the transition property, including the SPE's right to receive the transition charges as and when collected, and certain other collateral described in the Company's application.

42. Concurrently with the issuance of any of the transition bonds, Applicant will transfer to the SPE all of Applicant's rights under this Financing Order, including rights to impose, collect, and receive the transition charges approved in this Financing Order. This transfer will be structured so that it will qualify as a true sale within the meaning of PURA ss. 39.308. By virtue of the transfer, the SPE will acquire all of the right, title, and interest of Applicant in the transition property arising under this Financing Order.

43. The use and proposed structure of the SPE and the limitations related to its organization and management are necessary to minimize risks related to the

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 31 OF 81


proposed securitization transactions and to minimize the transition-bond charges. Therefore, the use and proposed structure of the SPE, as modified in Findings of Fact Nos. 40 and 68, should be approved.

OTHER CREDIT ENHANCEMENT
------------------------

44. The Company proposed that Applicant might provide for various other forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the transition bonds and that the costs of any credit enhancements be included in the amount of qualified costs to be securitized.

45. The Company failed to quantify the costs or any benefits related to any of the proposed methods of credit enhancement identified in Finding of Fact No. 44. Accordingly, costs related to any of the proposed methods of credit enhancement cannot cause the aggregate amount of the up-front costs that are securitized to exceed the amount of the cap on the aggregate amount for those costs specified in Appendix C. This finding does not apply to the use of a collection account or its subaccounts addressed in Findings of Fact Nos. 62 through 68 in this Financing Order.

TRANSITION PROPERTY
-------------------

46. Under PURA ss. 39.304, the rights and interest of an electric utility or successor under a financing order, including the right to impose, collect and receive the transition charges authorized in the order, are only contract rights until they are first transferred to an assignee or pledged in connection with the issuance of transition bonds, at which time they will become transition property.(31)

47. The proposed transfer by Applicant to the SPE of the rights to impose, collect and receive the transition charges approved in this Financing Order along with the other rights arising pursuant to this Financing Order will become transition property upon the transfer pursuant to PURA ss. 39.304.


-------------------

(31) See Id. ss. 39.304(a).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 32 OF 81


48. Transition property and all other collateral will be held and administered by the indenture trustee pursuant to the indenture, as described in the Company's application. This proposal will help ensure the lowest transition-bond charges and should be approved.

49. Under PURA ss. 39.304(b), transition property constitutes a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of transition charges depends on further acts of the utility or others that have not yet occurred.

SERVICER AND THE SERVICING AGREEMENT.
-------------------------------------

50. To the extent that any interest in the transition property created by this Financing Order is assigned, sold or transferred to an assignee,(32) Applicant will enter into a contract with that assignee that will require Applicant to continue to operate its transmission and distribution system or its distribution system in order to provide electric services to Applicant's customers.

51. Applicant will execute a servicing agreement with the SPE; this agreement may be amended, renewed or replaced by another servicing agreement. The entity responsible for carrying out the servicing obligations under any servicing agreement is the servicer. The Applicant will be the initial servicer but may be succeeded as servicer by another entity under certain circumstances detailed in the servicing agreement. Pursuant to the servicing agreement, the servicer is required, among other things, to impose and collect the applicable transition charges for the benefit and account of the SPE, to make the periodic true-up adjustments of transition charges required or allowed by this Financing Order, and to account for and remit the applicable transition charges to or for the account of the SPE in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction or surcharge of any kind (other than the servicing fee specified in the servicing agreement). Under the terms of the servicing agreement, if any servicer fails to fully perform its servicing obligations, the indenture trustee acting under the indenture to be


-------------------

(32) PURA ss. 39.302(1) defines an assignee as any individual, corporation, or other legally recognized entity to which aN interest in transition property is transferred, other than as security, including any assignee of that party.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 33 OF 81


entered into in connection with the issuance of the transition bonds, or the indenture trustee's designee, may, or, upon the instruction of the requisite percentage of holders of the outstanding amount of transition bonds, shall appoint an alternate party to replace the defaulting servicer, in which case the replacement servicer will perform the obligations of the servicer under the servicing agreement. The obligations of the servicer under the servicing agreement and the circumstances under which an alternate servicer may be appointed will be more fully described in the servicing agreement. The rights of the SPE under the servicing agreement will be included in the collateral pledged to the indenture trustee under the indenture for the benefit of holders of the transition bonds.

52. The obligations to continue to provide service and to collect and account for transition charges will be binding upon Applicant and any other entity that provides transmission and distribution services or direct wire services to a person that was a retail customer of Applicant located within Applicant's certificated service area on May 1, 1999, or that became a retail customer for electric services within such area after May 1, 1999 and is still located within such area. Further, and to the extent REPs are responsible for imposing and billing transition charges on behalf of the SPE, billing and credit standards approved in this Financing Order will be binding on all REPs that bill and collect transition charges from such retail customers, together with their successors and assigns. The Commission will enforce the obligations imposed by this Financing Order, its applicable substantive rules and statutory provisions.

53. The proposals described in Findings of Fact Nos. 50 through 52 are reasonable, will reduce risk associated with the proposed securitization and will, therefore, facilitate the obtainment of the lowest transition-bond charges and the greatest benefit to ratepayers and should be approved.

RETAIL ELECTRIC PROVIDERS
-------------------------

54. Beginning on the date of customer choice for any retail customers, the servicer will bill the transition charges for those customers to each retail customer's REP and the REP will collect the transition charges from its retail customers.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 34 OF 81


55. In many of the jurisdictions that have approved the issuance of transition bonds, the financing orders have provided that the entities that collect transition charges must remit the amounts collected to the servicing entity within a specified number of days and that the servicing entity would be allowed to assume the billing and collection of transition charges in the event of default by the collecting entity. Financing orders in other jurisdictions have typically also established credit qualifications or deposit requirements, or both, for the entities that intend to bill, collect, and remit transition charges.

56. The billing and collection standards adopted by the Commission in Docket No. 21528(33) should be adopted in this docket to provide, to the greatest extent possible, uniformity for these standards in Texas. Uniformity of standards will facilitate the competitiveness of the retail electric market in this state.

57. The billing and collection standards are the most stringent that can be imposed on REPs by the servicer under this Financing Order. The standards relate only to the billing and collection of transition charges authorized under this Financing Order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted with the transmission and distribution company to bill and collect transition charges from retail customers. REPs may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such REPs shall remain subject to these standards. Upon adoption of any amendment to the current rule addressing any of the standards, Staff will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

58.  The proposed REP standards are as follows:


-------------------

(33) Application of Central Power and Light Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No. 21528 (March 27, 2000) (Docket No. 21528).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 35 OF 81


     (a) Rating, Deposit, and Related Requirements. Each REP must (1) have a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively, or (2) provide (A) a deposit of two months' maximum expected transition charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of transition-charge collections in the event that the REP defaults in its payment obligations, or
(C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The indenture trustee shall be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain a long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively.

     (b) Loss of Rating. If the long-term, unsecured credit rating from either Standard & Poor's or Moody's Investors Service of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision must comply with the provisions set forth in Paragraph (e).

     (c) Computation of Deposit, etc. The computation of the size of a required deposit shall be agreed upon by the servicer and the REP, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review,
(1) the REP shall remit to the indenture trustee the amount of any shortfall in such required deposit or (2) the servicer shall instruct the indenture trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth in Paragraph (e). REP cash deposits shall be held by the indenture trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on REP cash deposits shall be considered part of such cash

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 36 OF 81


deposits so long as they remain on deposit with the indenture trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the transition bonds unless otherwise utilized for the payment of the REP's obligations for transition bond payments. Once the deposit is no longer required, the servicer shall promptly (but not later than 30 calendar days) instruct the indenture trustee to remit the amounts in the segregated accounts to the REP.

     (d) Payment of transition charges. Payments of transition charges are due 35 calendar days following each billing by the servicer to the REP, without regard to whether or when the REP receives payment from its retail customers. The servicer shall accept payment by electronic funds transfer, wire transfer, and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth in Paragraph (e). The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer. The "current amount" consists of the total unpaid transition charges existing on the 36th calendar day after billing by the servicer. Any and all such penalty payments will be made to the indenture trustee to be applied against transition charge obligations. A REP shall not be obligated to pay the overdue transition charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP shall not be assessed the 5% penalty upon such transition charges; however, the prior REP shall not be relieved of the previously-assessed penalties.

     (e) Remedies Upon Default. After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to in Paragraph (d), the servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth in Paragraph (b), (c), or (d) shall select and implement one of the following options:

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 37 OF 81


          (1) Allow the Provider of Last Resort ("POLR") or a qualified REP of the customer's choosing to immediately assume the responsibility for the billing and collection of transition charges.

          (2) Immediately implement other mutually suitable and agreeable arrangements with the servicer. It is expressly understood that the servicer's ability to agree to any other arrangements will be limited by the terms of the Servicing Agreement and requirements of each of the rating agencies that have rated the transition bonds necessary to avoid a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

          (3) Arrange that all amounts owed by retail customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer shall immediately implement option (1). Upon re-establishment of compliance with the requirements set forth in Paragraphs (b), (c), and (d) and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with this Paragraph.

     (f) Billing by Providers of Last Resort, etc. The initial POLR appointed by the Commission, or any Commission-appointed successor to the POLR, must meet the minimum credit rating or deposit/credit support requirements described in Paragraph (a) in addition to any other standards that may be adopted by the Commission. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new POLR can be named by the Commission or the customer requests the services of a certified REP. Retail customers may never be re-billed by the successor REP, the POLR, or the servicer for any amount of transition charges they have paid their REP (although future transition charges shall reflect REP and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in Paragraph (d) is the sole remaining past-due amount after the 45th calendar day, the REP shall not be

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 38 OF 81


required to comply with clauses (1), (2) or (3) of Paragraph (e), unless the penalty is not paid within an additional 30 calendar days.

     (g) Disputes. In the event that a REP disputes any amount of billed transition charges, the REP shall pay the disputed amount under protest according to the timelines detailed in Paragraph (d). The REP and servicer shall first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Commission. If the REP is successful in the dispute process (informal or formal), the REP shall be entitled to interest on the disputed amount paid to the servicer at the Commission-approved interest rate. Disputes about the date of receipt of transition charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts shall not be recovered through transition charges if it is determined that the servicer's claim to the funds is clearly unfounded. No interest shall be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to Utilities Code ss. 39.107.

     (h) Metering Data. If the servicer is providing the metering, metering data will be provided to the REP at the same time as the billing. If the servicer is not providing the metering, the entity providing metering services will be responsible for complying with Commission rules and ensuring that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the Servicing Agreement and this Financing Order with respect to billing and true-ups.

     (i) Charge-Off Allowance. The REP will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, REPs will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the servicer to remit payments to the indenture trustee for the holders of transition bonds. On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:

          (1) The REP's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 39 OF 81


     accounts (i.e., all amounts due the REP for its own account as well as the portion representing transition charges) have been written off.

          (2) The REP's recourse will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the indenture trustee, the SPE or the SPE's funds for such payments.

          (3) The REP shall provide information on a timely basis to the servicer so that the servicer can include the REP's default experience and any subsequent credits into its calculation of the adjusted transition charge rates for the next transition charge billing period and the REP's rights to credits will not take effect until after such adjusted transition charge rates have been implemented.

     (j) Service Termination. In the event that the servicer is billing customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules. In the event that a REP or the POLR is billing customers for transition charges, the REP shall have the right to transfer the customer to the POLR (or to another certified
REP) or to direct the servicer to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

59. The billing and collection standards for REPs and the applicability of those standards are appropriate for the collection of transition charges resulting from this Financing Order, are reasonable and will lower risks associated with the collection of transition charges and will result in lower transition-bond charges and greater benefits to ratepayers. In addition, adoption of these standards will provide uniformity of standards for the billing and collection of transition charges under financing orders by REPs. Therefore, the proposed billing and collection standards for REPs and the applicability of those standards described in Findings of Fact Nos. 57 and 58 should be approved.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 40 OF 81


60. Prior to the introduction of customer choice,(34) Applicant will collect transition charges out of the bundled rates and will remit the amount of the transition charges to the indenture trustee for the account of the SPE. Beginning on the date of introduction of customer choice (including any customer-choice pilot programs under PURA ss. 39.104), Applicant or the current servicer of the transition bonds, as required under PURA ss. 39.107(d), will bill a customer's REP for the transition charges attributable to that customer. PURA ss. 39.107(d) provides that the REP must pay these transition charges. This proposal for collection of transition charges prior to the start of customer choice is reasonable and should be approved.

TRANSITION BONDS
----------------

61. The SPE will issue and sell transition bonds in one or more series, and each series may be issued in one or more classes or tranches. The legal final maturity date of any series of transition bonds will not exceed 15 years from the date of issuance of such series. The legal final maturity date of each series and class or tranche within a series and amounts in each series will be finally determined by Applicant and the Commission, acting through its designated personnel or financial advisor, consistent with market conditions and indications of the rating agencies, at the time the transition bonds are issued. Applicant will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights concerning transition property arising under this Financing Order, or to cause the issuance of any transition bonds authorized in this Financing Order, subject to the right of the Commission to participate in the pricing and structure of the transition bonds. It is proposed that the SPE issue the transition bonds on or after the third business day after Applicant has filed its issuance advice letter in accordance with this Financing Order unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with the requirements established by this Financing Order.

62. The Company initially proposed to establish an amortization schedule for the transition bonds based on a front-end loaded amortization of the transition-bond principal. This front-end loaded schedule would result in transition charges that are higher in the first years of retail competition and that decline over the recovery period of the transition bonds.


-------------------

(34) See PURA ss. 39.101-102.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 41 OF 81


63. The Company's proposed structure of the transition bonds with respect to the maturities and classes or tranches of the transition bonds is reasonable and should be approved, provided that the weighted average interest rate for the bonds does not exceed 8.75% on an annual basis, the expected maximum bond life is 12 years, and a levelized recovery structure is used. These restrictions are necessary to ensure that the stated economic benefits to ratepayers materialize. To further ensure benefits to ratepayers, the Commission's financial advisor should be charged with the obligation to ensure that the structure and pricing of the transition bonds results in the lowest transition-bond charges consistent with market conditions and the protection of a competitive retail electric market. To protect the competitiveness of this market, the transition-bond amortization schedule must be based on a levelized recovery structure, except when required by a true-up of transition charges to collect an additional amount necessary to recoup undercollections from a prior period. The levelized recovery structure will result in transition charges that will likely decline over time due to increases in load growth and should benefit the competitiveness of the retail electric market. The Commission's financial advisor should also be charged with the obligation to protect the competitiveness of the retail electric market in a manner consistent with this Financing Order.

SECURITY FOR TRANSITION BONDS
-----------------------------

64. The payment of the transition bonds authorized by this Financing Order is to be secured by the transition property created by this Financing Order and by certain other collateral as described in the Company's application. The transition bonds will be issued pursuant to an indenture administered by the indenture trustee. The indenture will include provisions for a collection account and included subaccounts for the collection and administration of the transition charges and payment or funding of the principal and interest on the transition bonds and other costs, including fees and expenses, in connection with the transition bonds, as described in the Company's application. Pursuant to the indenture, the SPE will establish a collection account as a trust account to be held by the indenture trustee as collateral to ensure the payment of the principal, interest, and other costs approved in this Financing Order related to the transition bonds in full and on a timely basis. The collection account will

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 42 OF 81


include the general subaccount, the overcollateralization subaccount, the capital subaccount, and the reserve subaccount, and may include other subaccounts.

     i.  THE GENERAL SUBACCOUNT.
     ---------------------------

65. The indenture trustee will deposit the transition-charge remittances that the servicer remits to the indenture trustee for the account of the SPE into one or more segregated trust accounts and allocate the amount of those remittances to the general subaccount. The indenture trustee will on a periodic basis apply moneys in this subaccount to pay expenses of the SPE, to pay principal and interest on the transition bonds, and to meet the funding requirements of the other subaccounts. The moneys in the general subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be applied by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement.

     ii.  THE OVERCOLLATERALIZATION SUBACCOUNT.
     ------------------------------------------

66. The overcollateralization subaccount will be periodically funded from transition-charge remittances over the life of the transition bonds. The aggregate amount and timing of the actual funding will depend on tax and rating-agency requirements, and is expected to be not less than 0.5 % of the original principal amount of the transition bonds. This subaccount will serve as collateral to ensure timely payment of principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. To the extent that the overcollateralization subaccount must be drawn upon to pay any of these amounts due to a shortfall in the transition-charge remittances, it will be replenished through future transition-charge remittances to its required level through the true-up process. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement.

     iii.  THE CAPITAL SUBACCOUNT.
     -----------------------------

67. When a series of transition bonds is issued, the Applicant will make a capital contribution to the SPE for that series, which the SPE will deposit into the Capital Subaccount. The amount of the capital contribution is expected to be

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 43 OF 81


not less than 0.5% of the original principal amount of each series of transition bonds, although the actual amount will depend on tax and rating agency requirements. The Capital Subaccount will serve as collateral to ensure timely payment of principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. To the extent that the Capital Subaccount must be drawn upon to pay these amounts due to a shortfall in the transition charge remittances, it will be replenished through future transition-charge remittances to its original level through the true-up process. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. Upon maturity of the transition bonds and the discharge of all obligations that may be paid by use of transition charges, all moneys in the capital subaccount, including any investment earnings, will be released to the SPE for payment to Applicant. Investment earnings in this subaccount may be released earlier in accordance with the indenture.

68. The capital contribution to the SPE should be funded by the Company, and the amount of the proceeds from the sale of the transition bonds that are used to retire or refund Applicant's debt or equity securities should not be offset by the amount of this capital contribution to ensure that ratepayers receive the appropriate benefit from the securitization approved in this Financing Order.

     iv.  THE RESERVE SUBACCOUNT.
     ----------------------------

69. The Reserve Subaccount will hold any transition-charge remittances and investment earnings on the Collection Account in excess of the amounts needed to pay current principal and interest on the transition bonds and to pay all of the other components of the Periodic Payment Requirement (including, but not limited to, funding or replenishing the Overcollateralization Subaccount and the Capital Subaccount). Any balance in the Reserve Subaccount on a true-up adjustment date will be subtracted from the Periodic Payment Requirement for purposes of the true-up adjustment. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings thereon) will be used by the indenture trustee to

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 44 OF 81


pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement.

GENERAL PROVISIONS.
-------------------

70. The Collection Account and the subaccounts described above are intended to provide for full and timely payment of scheduled principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. If the amount of transition charges remitted to the General Subaccount is insufficient to make all scheduled payments of principal and interest on the transition bonds and to make payment on all of the other components of the Periodic Payment Requirement, the Reserve Subaccount, the Overcollateralization Subaccount, and the Capital Subaccount will be drawn down, in that order, to make those payments. Any deficiency in the Overcollateralization Subaccount or the Capital Subaccount due to such withdrawals must be replenished first to the Capital Subaccount and then to the Overcollateralization Subaccount on a periodic basis through the true-up process. In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources (i.e., amounts received from REPs), or to be used for specified purposes. Such accounts will be administered and utilized as set forth in the servicing agreement and the indenture. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, remaining amounts in the Collection Account will be released by the SPE to Applicant and, other than amounts that were in the Capital Subaccount, will be credited to customers consistent with PURA ss. 39.262(g).

71. The use of a collection account and its subaccounts in the manner proposed by the Company is reasonable, will lower risks associated with the securitization and thus lower the costs to ratepayers, and should, therefore, be approved.

REFINANCING
-----------

72. The Company also seeks authorization, subject to an approved supplement to this Financing Order, to allow it, or the SPE, or any assignee to refinance the transition bonds sought in this docket in a face amount not to exceed the unamortized principal amount of the transition bonds approved in this Financing Order, consistent with PURA ss. 39.303(g). The Company proposed that the

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 45 OF 81


Commission issue in the future a supplemental order to this Financing Order, based upon a supplementation of the Company's application filed in this docket, to approve these new transition bonds.

73. It is premature to approve a refinancing of the transition bonds approved in this Financing Order. Under PURA ss. 39.303(d), this Financing Order is irrevocable and not subject to further action of the Commission, except through the true-up mechanism under PURA ss. 39.307. The Commission may issue a financing order providing for retiring and refunding transition bonds under PURA ss. 39.303(g), but only upon a finding that the future transition charges required to service the new transition bonds, including transaction costs, will be less than the future transition charges required to service the transition bonds being refunded. The Company has not provided any information that would allow the Commission to make the required statutory finding and the Commission may not approve the refinancing sought by the Company. The Company is not precluded, however, from filing a request in the future to retire or refund the transition bonds approved in this Financing Order upon a showing that the statutory criterion in PURA ss. 39.303(g) is met.

TRANSITION CHARGES--IMPOSITION AND COLLECTION,
NONBYPASSABILITY, AND SELF-GENERATION.
----------------------------------------------

74. Applicant seeks authorization to impose on and collect from retail customers and REPs transition charges in an amount sufficient to provide for the timely recovery of its qualified costs approved in this Financing Order (including payment of principal and interest on the transition bonds and ongoing costs related to the transition bonds).

75. Transition charges will be described on bills presented to retail customers and REPs to the extent provided in the Application.

76. If there is a shortfall in payment by a retail customer of an amount billed to that customer, the amount paid will first be proportioned between the transition charges and other fees and charges, other than late fees, and second, any remaining portion of the payment will be attributed to late fees. This allocation will facilitate a proper balance between the competing claims to this

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 46 OF 81


source of revenue in an equitable manner. All payments made by REPs are governed by the REP standards addressed in Findings of Fact Nos. 57 and 58.

77. The Company in Docket No. 21527 proposed that the transition charges related to a series of transition bonds will be recovered over a period of not more than 15 years from the date of issuance of that series of the transition bonds but that delinquencies and end of period billings may be collected after the conclusion of the 15-year period.

78. PURA ss. 39.303(b) prohibits the recovery of transition charges for a period of time that exceeds 15 years. Transition charges related to a series of transition bonds may not be collected after 15 years from the date of issuance of that series of bonds. This restriction does not, however, prevent the recovery of amounts due through judicial process.

79. Transition charges will be collected from all existing retail customers of Applicant and all future retail customers located within Applicant's certificated service area as it existed on May 1, 1999. In accordance with PURA ss. 39.252(c), a retail customer within such area may not avoid transition charges by switching to another electric utility, electric cooperative or municipally-owned utility after May 1, 1999. However, a customer in a multiply-certificated service area that requested to switch providers on or before May 1, 1999, or was not taking service from Applicant on May 1, 1999, and does not do so after that date, will not be responsible for paying transition charges.

80. Except as provided by PURA ss.ss. 39.262(k) and 39.252, as implemented by P.U.C. SUBST. R. 25.345, a retail customer may not avoid the payment of transition charges by switching to new, on-site generation. If a customer commences taking energy from new on-site generation that materially reduces the customer's use of energy delivered through Applicant's facilities, the customer will pay an amount each month computed by multiplying the output of the on-site generation utilized to meet the internal electrical requirements of the customer by the applicable transition charges in effect for that month. Any reduction equivalent to more than 12.5% of the customer's annual average use of energy delivered through Applicant's facilities will be considered material for this purpose. Payments of the transition charges owed by such customers under PURA

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 47 OF 81


ss. 39.252(b)(2) will be made to the customer's REP, if any, or to the servicer (as defined in this Order) and will be collected in addition to any other charges applicable to services provided to the customer through Applicant's facilities and any other competition transition charges applicable to self-generation under PURA ss. 39.252.

81. The Company's proposal related to imposition and collection of transition charges is reasonable and is necessary to ensure collection of transition charges sufficient to support recovery of the qualified costs approved in this Financing Order and should be approved. It is reasonable to approve the form of Applicant's tariff in this Financing Order and require that a tariff be filed before any transition bonds are issued.

ALLOCATION OF TRANSITION CHARGES AMONG TEXAS RETAIL CUSTOMERS
-------------------------------------------------------------

82. The energy consumption of Texas-retail customers measured at the meter for the twelve-month period ending immediately prior to May 1, 1999 and adjusted only for normal weather conditions and line losses should be used to calculate the residential customers' regulatory asset allocation factor (RAAF). This methodology is in compliance with PURA ss. 39.253(g) and P.U.C. SUBST. R. 25.345(h)(2)(v).

83. PURA ss. 39.253(c) through (e) requires the use of the methodology used to allocate costs of the underlying assets in thE electric utility's most recent Commission order addressing rate design as a basis for developing the allocation of stranded costs among the classes. The most recent docket addressing Applicant's rate design was Docket No. 18490. The Commission approved the use of an average and excess non-coincident peak (A&E-NCP) methodology to allocate Applicant's costs. Therefore, use of the A&E-NCP demand allocators calculated in Docket No. 18490 as adjusted to remove wholesale customers is reasonable and appropriate and should be approved.

84. No pro forma adjustments should be made to the demand allocators to remove anticipated qualifying co-generation projects under PURA ss. 39.262(k) before calculating the RAAFs.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 48 OF 81


85. The Company proposed that its retail rate schedules be grouped together into seven regulatory asset recovery classes for purposes of the billing and collection of the transition charge, as follows:

Regulatory Asset Recovery Class        Retail Rate Schedules
-------------------------------        ---------------------
Residential Service                    R, RLU, RTU, RTU1, RTU1-M, RRE

General Service Secondary              GS, S-Sec, GSR, MS, MP-Sec GTU-Sec,
                                       GTU-M-Sec, RTP-Sec, GC-Sec,
                                       and all riders excluding
                                       interruptible

General Service Primary                GP, S-Pri, GPR, MS-Pri, MP-Pri, GTU-Pri,
                                       GTU-M-Pri, RTP-Pri, GC-Pri,
                                       and all riders excluding
                                       interruptible

High Voltage Service                   HV, S-Tran, HVR, GTU-Tran GTU-M-Tran,
                                       RTP-Tran, GC-Tran, and all
                                       riders excluding interruptible

Lighting Service                       OL, SL, SL-Pri

Instantaneous Interruptible            GSI, GPI, HVI, SSI, SPI, STI,
                                       GSRTPI1, GSRTPIM, GSRTPID,
                                       GPRTPI1, GPRTPIM, GPRTPID, HVRI,
                                       HVRTPIM, HVRTPID, and
                                       applicable riders

Noticed Interruptible                  GSNI, GSNB, GPNI, GPNB,
                                       HVNI, NVNB, GTUC-Sec,
                                       GTUC-Pri, GTUC-Tran, GTUC-M-Sec,
                                       GTUC-M-Pri, GTUC-M-Tran,
                                       GSRTPNI, GPRTPNI, HVRTPNI,
                                       and applicable riders.

The Company's proposed consolidation was designed to produce a small number of classes of sufficient size such that any one class would be unlikely to lose all of its customers, while not grouping together customers with highly disparate usage, voltage level, or other characteristics. The Company's proposed regulatory asset recovery classes are reasonable and should be approved.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 49 OF 81


86. The Company proposed that, once billing under the RARC tariff begins, a customer continue to be billed, for the duration of the tariff, on the RARCF that applied to the Regulatory Asset Recovery Class that the customer was initially placed in, regardless of whether the customer subsequently changes to another rate class. This concept is known as "tagging" and is designed to prevent customers from switching classes in an attempt to obtain a lower transition charge. To implement this proposal, Applicant proposed that certain language be included in the tariff. The "tagging" concept is reasonable and should be implemented.

87.  The following procedure is used to the develop the RAAFs in this Financing
Order:

     (a) The allocation to the residential class is determined according to the procedure specified in PURA ss. 39.253(c), and aS described in Findings of Fact Nos. 82 and 83;

     (b) The RAAF for the non-firm class is developed by multiplying the adjusted generation demand allocator developed in compliance with the methodology described in Findings of Fact Nos. 82 through 84 by 1.5. The RAAF for the non-firm class, once calculated, is applied to the total amount of costs to be allocated among all of the customer classes; and

     (c) The allocation to the remaining classes is determined according to the procedure specified in PURA ss. 39.253(e), and aS described in Findings of Fact Nos. 82 through 84.

88. The Company proposed that all classes be billed the transition charge on a kWh basis. To better track the basis upon which the securitized costs were incurred, it is more reasonable for each customer that is exclusively demand metered to be billed the transition charge on a kW basis, and each customer that is exclusively energy metered by billed on a kWh basis.

89. The transition charges collected under this Financing Order applicable to the General Service Secondary (GS) and General Service Primary (GP) classes will be separately determined for demand-metered and non-demand-metered customers, respectively, as follows:

     (a) First, the transition charge applicable to non-demand-metered customers shall be derived by dividing the total regulatory asset recovery class Periodic Billing Requirement by the total projected class kilowatt-hour sales for the period. The total dollar amount estimated to be recovered from non-demand-metered customers will be the product of the derived

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 50 OF 81


     transition charge and the projected kilowatt-hour sales to non-demand-metered customers.

     (b) The transition charges applicable to demand-metered customers shall be derived by subtracting the total dollar amount estimated to be recovered from non-demand-metered customers from the total regulatory asset recovery class Periodic Billing Requirement and dividing the result by the projected billing demand for the period. Billing demand will be determined using the definition of billing demand in the Applicant's applicable then-current Commission-approved tariffs.

90. The RAAFs in the following table are developed in accordance with the specific procedures set forth in PURA ss. 39.253 anD should be approved:

CLASS                                           RAAF
---------------------------------------------------------
Residential                                      41.2705%
General Service - Secondary                      44.7323%
General Service - Primary                         5.8982%
High Voltage Service                              2.7875%
Lighting Service                                  0.6836%
Instantaneous Interruptible                       1.8568%
Noticed Interruptible                             2.7711%
TOTAL                                           100.0000%

Should any of the Regulatory Asset Recovery Classes cease to have any customers, the RAAFs will be adjusted proportionately such that the sum of the RAAFs equals 100.0000%. For Rate S and Rider SI customers, the transition charge will be a pro-rated daily demand charge based on the otherwise applicable non-standby transition charge.

TRUE-UP OF TRANSITION CHARGES
-----------------------------

91. Pursuant to PURA ss. 39.307, the servicer of the transition bonds will make annual adjustments to the transition charges to:

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 51 OF 81


     (a) correct any undercollections or overcollections, including without limitation any caused by REP defaults, during the preceding 12 months; and

     (b) ensure the billing of transition charges necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the transition bonds (including ongoing fees and expenses and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted transition charges are to be in effect.

Such amounts are referred to as the "Periodic Payment Requirement" and the amounts necessary to be billed to collect such Periodic Payment Requirement are referred to as the "Periodic Billing Requirement". With respect to any series of transition bonds, the servicer will make true-up adjustment filings with the Commission at least annually, within 45 days of the anniversary of the date of the original issuance of the transition bonds of that series.

92. True-up filings will be based upon the cumulative differences, regardless of the reason, between the Periodic Payment Requirement (including scheduled principal and interest payments on the transition bonds), and the amount of transition-charge remittances to the indenture trustee. True-up procedures are necessary to ensure full recovery of amounts sufficient to meet the Periodic Payment Requirement over the expected life of the transition bonds. In order to assure adequate transition-charge revenues to fund the Periodic Payment Requirement and to avoid large overcollections and undercollections over time, the servicer will reconcile the transition charges using Applicant's most recent forecast of electricity deliveries (i.e., forecasted billing units) and estimates of transaction-related expenses. The calculation of the transition charges will also reflect both a projection of uncollectible transition charges and a projection of payment lags between the billing and collection of transition charges based upon the most recent experience of Applicant and the REPs regarding the payment of transition charges.

93. The servicer will make reconciliation adjustments in the following manner, known as the standard true-up procedure:

     (a) allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in this Financing Order;

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 52 OF 81


     (b) calculate undercollections or overcollections, including without limitation any caused by REP defaults, from the preceding period in each class;

     (c) sum the amounts allocated to each customer class in steps (a) and (b) to determine an adjusted Periodic Billing Requirement for each transition charge customer class; and

     (d) divide the amount assigned to each customer class in step (c) above by the appropriate forecasted billing units to determine the transition charge rate by class for the upcoming period. For the General Service Secondary and General Service Primary classes, the two-step procedure described in Finding of Fact No. 89 will be used to calculate a transition charge factor in dollars per kilowatt-hour for non-demand-metered customers and a transition charge factor in dollars per kilowatt for demand-metered customers.

INTERIM TRUE-UP.
----------------

94. In addition to these annual true-up adjustments, true-up adjustments may be made by the servicer more frequently at any time during the term of the transition bonds to correct any undercollection or overcollection, as provided for in this Financing Order, based on rating agency and bondholder considerations. In addition to the foregoing, either of the following two conditions may invoke an interim true-up adjustment in the month prior to an upcoming transition bond principal payment date:

     (a) the servicer determines that collection of transition charges for the upcoming payment date would result in a difference that is greater than 5% in absolute value, between (i) the actual outstanding principal balances of the transition bonds plus amounts on deposit in the reserve subaccount and
     (ii) the outstanding principal balances anticipated in the expected amortization schedule; or

     (b) to meet a rating agency requirement that any series of transition bonds be paid in full by the expected maturity date, for any series of transition bonds that matures after a date determined mutually by the Applicant and the Commission's designated personnel or financial advisor at the time of pricing.

95. In the event an interim true-up is necessary, the interim true-up adjustment should be filed by the servicer on the fifteenth day of the current month for implementation in the first billing cycle of the following month. In

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 53 OF 81


no event would such interim true-up adjustments occur more frequently than every three months if quarterly transition bond payments are required or every six months if semi-annual transition bond payments are required.

NON-STANDARD TRUE-UP.
---------------------

96. A non-standard true-up procedure will be applied if the forecasted billing units for one or more of the transition charge customer classes for an upcoming period decreases by more than 10% compared to the billing units for the 12 months ending April 30, 1999 (known as the threshold billing units), shown in Appendix G to this Financing Order.

97.  In conducting the non-standard true-up the servicer will:

     (a) allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in this Financing Order;

     (b) calculate undercollections or overcollections, including without limitation any caused by REP defaults, from the preceding period in each class;

     (c) sum the amounts allocated to each customer class in steps (a) and (b) to determine an adjusted Periodic Billing Requirement for each transition charge customer class;

     (d) divide the Periodic Billing Requirement for each customer class by the maximum of the forecasted billing units or the threshold billing units for that class, to determine the "threshold rate";

     (e) multiply the threshold rate by the forecasted billing units for each class to determine the expected collections under the threshold rate;

     (f) allocate the difference in the adjusted Periodic Billing Requirement and the expected collections calculated in step (e) among the transition charge customer classes using the RAAFs approved in this Financing Order;

     (g) add the amount allocated to each class in step (f) above to the expected collection amount by class calculated in step (e) above to determine the final Periodic Billing Requirement for each class; and

     (h) divide the final Periodic Billing Requirement for each class by the forecasted billing units to determine the transition charge rate by class for the upcoming period. For the General Service Secondary and General Service Primary classes, the two-step procedure described in Finding of

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 54 OF 81


     Fact No. 89 will be used to calculate a transition charge factor in dollars per kilowatt-hour for non-demand-metered customers and a transition charge factor in dollars per kilowatt for demand-metered customers.

98. A proceeding for the purpose of approving a non-standard true-up should be conducted in the following manner:

     (a) The servicer will make a "non-standard true-up filing" with the Commission at least 90 days before the date of the proposed true-up adjustment. The filing will contain the proposed changes to the transition charge rates, justification for such changes as necessary to specifically address the cause(s) of the proposed non-standard true-up, and a statement of the proposed true-up date.

     (b) Concurrently with the filing of the non-standard true-up with the Commission, the servicer will notify all parties in Docket No. 21527 of the filing of the proposal for a non-standard true-up.

     (c) The servicer will issue appropriate notice and the Commission will conduct a contested case proceeding on the non-standard true-up proposal pursuant to PURA ss. 39.003.

The scope of the proceeding will be limited to determining whether the proposed adjustment complies with this Financing Order. The Commission will issue a final order by the proposed true-up adjustment date stated in the non-standard true-up filing. In the event that the Commission cannot issue an order by that date, the servicer will be permitted to implement its proposed changes. Any modifications subsequently ordered by the Commission will be made by the servicer in the next true-up filing.

ADDITIONAL TRUE-UP PROVISIONS.
------------------------------

99. If, for any reason, the transition charge rate for any customer class exceeds the maximum rate, if any, which customers in such class may then be obligated to pay under PURA ss. 39.202(a), then both the following provisions should apply:

     (a) The transition charge rate for such class will equal such maximum rate.

     (b) The rates for the remaining classes will be recalculated using such maximum rate as the transition charge rate for the class that exceeded the

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 55 OF 81


     maximum rate. The resulting deficiency will be allocated to the remaining classes based on the ratio of the RAAFs approved in this Financing Order.

100. The true-up adjustment filing will set forth the servicer's calculation of the true-up adjustment to the transition charges. Except for the non-standard true-up procedure addressed in Findings of Fact Nos. 96 through 98, the Commission will have 15 days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment. Except for the non-standard true-up procedure described above, any true-up adjustment filed with the Commission will be effective immediately upon filing. Any necessary corrections to the true-up adjustment, due to mathematical errors in the calculation of such adjustment or otherwise, will be made in future true-up adjustment filings.

101. The true-up procedures proposed by the Company are reasonable and will reduce risks related to the transition bonds resulting in lower transition-bond charges and greater benefits to ratepayers and should be approved.

FINANCIAL ADVISOR
-----------------

102. In order to ensure, as required by PURA ss. 39.301, that the structuring and pricing of the transition bonds result in thE lowest transition-bond charges consistent with market conditions and the terms of this Financing Order, the Commission finds that it is necessary for the Commission, acting through its designated personnel or financial advisor, to have a decision making role co-equal with Applicant with respect to the structuring and pricing of the transition bonds and that all matters relating to the structuring and pricing of the transition bonds shall be determined through a joint decision of Applicant and the Commission's designated personnel or financing advisor. The primary responsibilities of the Commission's financial advisor are to ensure that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order and that it protects the competitiveness of the retail electric market in this state. To fulfill its obligations under this Financing Order, the Commission's financial advisor must give effect to the Commission's directive that the caps in this Order related to costs and maximum interest rates are ceilings, not floors.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 56 OF 81


103. To properly advise the Commission, the Commission's financial advisor must not participate in the underwriting of the transition bonds and its fee should not be based upon a percentage of the transition-bond issuance. Its role should be limited to advising the Commission or acting on behalf of the Commission regarding the structure and pricing of the transition bonds. The financial advisor must, however, have an integral role in the pricing, marketing and structuring of the transition bonds in order to provide competent advice to the Commission. This requires that the financial advisor participate fully and in advance in all plans and decisions related to the pricing, marketing, and structuring of the transition bonds and that it be provided timely information as necessary to fulfill its obligation to advise the Commission in a timely manner. In addition, the financial advisor's fee should be capped at an amount not to exceed $2,450,000 ($942,308 in connection with transition bonds issued before 2004), of which $718,667 ($276,410 in connection with transition bonds issued before 2004) will come from the underwriting spread with the remainder to be included in the aggregate cap on the up-front costs to be securitized of $52,586,374 ($20,225,528 in connection with transition bonds issued before 2004).

LOWEST TRANSITION-BOND CHARGES
------------------------------

104. The Company has proposed a transaction structure that includes (but is not limited to):

     (a) the use of the SPE as issuer of transition bonds, limiting the risks to bond holders of any adverse impact resulting from a bankruptcy proceeding of its parent or any affiliate;

     (b) the right to impose and collect transition charges that are nonbypassable and which must be trued-up at least annually, but may be trued-up more frequently under certain circumstances, in order to assure the timely payment of the debt service and other ongoing transaction costs;

     (c) additional collateral in the form of a collection account which includes a capital subaccount of not less than 0.5% of the initial principal amount of the transition bonds and an overcollateralization subaccount which builds up over time to equal not less than an additional 0.5% of the initial principal amount of the transition bonds, and other subaccounts, resulting in greater certainty of payment of interest and

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 57 OF 81


     principal to investors and that are consistent with the requirements of the Internal Revenue Service that are needed to receive the desired federal income tax treatment for the transition-bond transaction;

     (d) protection of bondholders against potential defaults by a servicer or REPs that are responsible for billing and collecting the transition charges from existing or future retail customers;

     (e) benefits for federal income tax purposes including: (i) the transfer of the rights under this Financing Order to the SPE will not result in gross income to Applicant and the future revenues under the transition charges will be included in Applicant's gross income in the year in which the related electric service is provided to customers, (ii) the issuance of the transition bonds and the transfer of the proceeds of the transition bonds to Applicant will not result in gross income to Applicant and (iii) the transition bonds will constitute obligations of Applicant;

     (f) the transition bonds will be marketed using proven underwriting and marketing processes, through which market conditions, rating agency considerations, and investors' preferences, with regard to the timing of the issuance, the terms and conditions, related maturities, type of interest (fixed or variable) and other aspects of the structuring and pricing will be determined, evaluated and factored into the structuring and pricing of the transition bonds;

     (g) participation by the Commission, acting through its designated personnel or financial advisor, on an equal basis with Applicant in determining the pricing and structure of the transition bonds which will help to ensure that benefits to ratepayers as the result of securitization are realized; and

     (h) hedging and swap agreements used to mitigate the risk of future rate increases if Applicant and the Commission's designated personnel or financial advisor jointly determine that it is prudent to enter into these types of agreements.

105. The Company's proposed transaction structure, as modified by this Financing Order, is necessary to enable the transition bonds to obtain the highest possible bond credit rating, to ensure that the structuring and pricing of the transition bonds will result in the lowest transition-bond charges consistent with market conditions and this Financing Order, to ensure the greatest benefit

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 58 OF 81


to ratepayers consistent with market conditions, and to protect the competitiveness of the retail electric market.

106. To ensure that ratepayers receive the tangible and quantifiable economic benefits due from the proposed securitization and so that the proposed transition-bond transaction will be consistent with the standards set forth in PURA ss.ss. 39.301 and 39.303, it is necessary that (i) the effective annual weighted average interest rate of the transition bonds, excluding up-front and ongoing costs, does not exceed 8.75%, (ii) the expected maximum life of the longest bonds does not exceed 12 years (although the legal maximum life of the bonds may extend to 15 years), (iii) the Periodic Billings Requirement as modified by this Financing Order is structured to be consistent with the amortization of the transition bonds based on a levelized recovery structure,
(iv) up-front and ongoing costs to issue, service and support the transition bonds and costs to refund and retire the debt and equity not exceed the appropriate aggregate caps established in this Financing Order and (v) Applicant otherwise satisfies the requirements of this Financing Order. In the event there is more than one transaction, each such transaction must result in ratepayers receiving tangible and quantifiable economic benefits both separately and in the aggregate with all prior transactions.

107. To allow the Commission to fulfill its obligations under PURA related to the securitization approved in this Financing Order, it is necessary for Applicant, for each series of transition bonds issued, to certify to the Commission that the structure and pricing of that series results in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in this Financing Order.

                               D. USE OF PROCEEDS

REFINANCING OR RETIREMENT OF UTILITY DEBT AND EQUITY
----------------------------------------------------

108. Upon the issuance of transition bonds, the SPE will use the net proceeds from the sale of the transition bonds (after payment of transaction costs) to pay to Applicant the purchase price of the transition property.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 59 OF 81


109. The net proceeds from the sale of the transition bonds (after payment of transaction costs) will be applied to a refinancing or retirement of Applicant's debt or equity, or both, with the goal of maintaining a balanced capital structure and at least an investment grade credit rating. The ratios of debt and equity to total capitalization after securitization are expected to approximate those ratios as they currently exist, excluding consideration of the transition bonds, as described in the Company's application.

110. The debt, preferred equity, and common equity on Applicant's books as of September 30, 1999 (the end of the last quarter for which an SEC Form 10-Q has been filed) were $5,604 million (45% of capitalization), $136 million (1%), and $6,744 million (54%), respectively. As a result of the sale of transition property created pursuant to this Financing Order, the regulatory assets shall cease to be recorded on the regulatory books of Applicant and Applicant will receive the net proceeds from the sale of transition bonds. Pursuant to this Financing Order, $1,864,967,000 of recoverable generation-related regulatory assets on Applicant's regulatory books will be reduced through the securitization.

111. The net proceeds from the sale of transition bonds will be used solely to refinance or retire the Company's existing debt or equity and will result in a reduction in the amount of the Company's recoverable regulatory assets and stranded costs.

            E. ANNUAL REPORT UNDER PURA SS. 39.257 AND STRANDED COSTS

112. The aggregate amount of the regulatory assets authorized to be securitized by this Financing Order is the sum of the generation-related portion of the Texas-retail jurisdictional portion of the gross-book-value amounts of those regulatory assets as of December 31, 1998.

113. [Deleted]

114. The amortization expense for the regulatory assets securitized under this Financing Order will be excluded from the annual report submitted pursuant to PURA ss. 39.257 for 1999 and subsequent years.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 60 OF 81


115. The unamortized balance of the regulatory assets and associated ADIT securitized under this Financing Order will be excluded from rate base in the annual report submitted pursuant to PURA ss. 39.257 for the year in which the transition bonds are issued and thE associated adjustment will be prorated to reflect the portion of that year that the transition bonds are outstanding, to the extent that such treatment is consistent with PURA. For all subsequent years, the unamortized balance of the securitized regulatory assets and associated ADIT will be excluded from the annual report submitted pursuant to PURA ss. 39.257.

116. The ADIT associated with the regulatory assets securitized under this Financing Order shall not be used to determine the Applicant's rates for transmission or distribution service, calculate stranded costs for the Applicant, or to calculate the Applicant's annual costs or invested capital for the annual report required by PURA ss. 39.257.

117. To ensure tangible and quantifiable benefits to customers from the securitization approved by this Financing Order, the treatments of the regulatory assets and associated ADIT securitized, and the amortization expense related to such regulatory assets for purposes of the annual report under PURA ss. 39.257 and future determinations of stranded costs set forth in Findings of Fact Nos. 114 through 116 of this Financing Order should be implemented.

                             IV. CONCLUSIONS OF LAW

1. TXU Electric Company is a public utility, as defined in PURA ss. 11.004, and an electric utility, as defined in PURA ss. 31.002(6).

2. The Company is entitled to file an application for a financing order under PURA ss. 39.301.

3. The Commission has jurisdiction and authority over the Company's initial application, and the provisions of the Stipulation relating to entry of a securitization financing order consistent with the Supreme Court's opinion in TXU Electric Co., supra, pursuant to PURA ss.ss. 14.001, 32.001, 39.201 and 39.301-313.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 61 OF 81


4. The Commission has authority to approve this Financing Order under Subchapters E, F and G of Chapter 39 of PURA.

4A. The Stipulation constitutes a binding, enforceable contract among the Joint Applicants, except Commission Staff.

4B. This Financing Order creates a vested right in each Joint Applicant and person affected by the Order entitling that person to relief as specified in this Financing Order.

5. Notice of the Company's initial application, and notice of the Stipulation, was provided in compliance with the Administrative Procedure Act35 and P.U.C. PROC. R. 22.54 and 22.55.

6. The Company's initial application did not constitute a major rate proceeding as defined by P.U.C. PROC. R. 22.2. The Stipulation likewise does not constitute a major rate proceeding.

7. Only the retail portion of regulatory assets may be recovered through a transition charge assessed against retail customers.

8. The SPE will be an assignee as defined in PURA ss. 39.302(1) when an interest in transition property is transferred, otheR than as security, to the SPE.

9. The holders of the transition bonds and the indenture trustee will each be a financing party as defined in PURA ss. 39.302(3).

10. Applicant may authorize the SPE to issue transition bonds, and the SPE may issue transition bonds in accordance with this Financing Order.

11. The securitization approved in this Financing Order satisfies the requirement of PURA ss. 39.301 dictating that the proceedS of the transition bonds shall be used solely for the purposes of reducing the amount of

--------------------

(35) TEX. GOV'T CODE ANN.SS.SS. 2001.001-901 (Vernon 1999)

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 62 OF 81


recoverable regulatory assets through the refinancing or retirement of utility debt or equity.

12. The securitization approved in this Financing Order satisfies the requirement of PURA ss. 39.301 mandating that thE securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of transition bonds. Consistent with fundamental financial principles, this requirement in PURA ss. 39.301 can only be determined usinG an economic analysis. An economic analysis is one that accounts for the time value of money. An analysis that compares the present value of the traditional revenue requirement associated with the Company's regulatory assets in the aggregate over a 12-year period with the present value of the revenue required under securitization is an appropriate economic analysis to demonstrate whether securitization provides economic benefits to ratepayers. An analysis that shows securitization will provide economic benefits to ratepayers satisfies the requirement for tangible and quantifiable benefits because it quantifies the benefit and demonstrates that the benefit is tangible.

13. The SPE's issuance of the transition bonds approved in this Financing Order in compliance with the criteria established by this Financing Order satisfies the requirement of PURA ss. 39.301 prescribing that the structuring and pricing of the transition bondS will result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order.

14. The amount of regulatory assets approved in this Financing Order for securitization does not exceed the present value of the revenue requirement over the life of the transition bonds approved in this Financing Order that are associated with the regulatory assets sought to be securitized, as required by PURA ss. 39.301.

15. The securitization approved in this Financing Order satisfies the requirement of PURA ss. 39.303(a) directing that the totaL amount of revenues to be collected under this Financing Order be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets using

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 63 OF 81


conventional financing methods and that this Financing Order is consistent with the standards of PURA ss. 39.301.

16. This Financing Order adequately details the amount of regulatory assets to be recovered and the period over which Applicant will be permitted to recover nonbypassable transition charges in accordance with the requirements of PURA ss. 39.303(b). TransitioN charges related to a series of transition bonds may not be collected after 15 years from the date of issuance of that series of bonds. Amounts remaining unpaid after this 15 year-period may be recovered through the use of judicial process.

17. The method approved in this Financing Order for collecting and allocating the transition charges among customers satisfies the requirements of PURA ss.ss. 39.303(c) and 39.253.

18. As provided in PURA ss. 39.303(d), this Financing Order, together with the transition charges authorized by this FinancinG Order, is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Commission, except for the true-up procedures approved in this Financing Order, as required by PURA ss. 39.307.

19. As provided in PURA ss. 39.304(a), the rights and interests of Applicant or its successor under this Financing Order, including the right to impose, collect and receive the transition charges authorized in this Financing Order, are assignable and shall become transition property when they are first transferred to the SPE.

20. Transition property will constitute a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of the transition charges depend on further acts by Applicant or others that have not yet occurred, as provided by PURA ss. 39.304(b).

21. All revenues and collections resulting from the transition charges will constitute proceeds only of the transition property arising from this Financing Order, as provided by PURA ss. 39.304(c).

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 64 OF 81


22. Upon the transfer by Applicant of the transition property to the SPE, the SPE will have all of the rights of Applicant with respect to such transition property.

23. Any payment of transition charges by a retail customer to its REP or directly to the servicer will discharge the retail customer's obligations in respect of that payment, but will not discharge the obligations of any REP to remit such payments to the servicer of the transition bonds on behalf of the SPE or an assignee.

24. As provided in PURA ss. 39.305, the interests of an assignee, the holders of transition bonds, and the indenture trustee iN transition property and in the revenues and collections arising from that property are not subject to setoff, counterclaim, surcharge, or defense by Applicant or any other person or in connection with the bankruptcy of Applicant or any other entity.

25. The methodology approved in this Financing Order for allocating transition charges complies with PURA ss.ss. 39.253 And 39.303(c). The methodology approved in this Financing Order to true-up the transition charges satisfies the requirements of PURA ss. 39.307.

26. If and when Applicant transfers to the SPE the right to impose, collect, and receive the transition charges and to issue the transition bonds, the servicer will be able to recover the transition charges associated with such transition property only for the benefit of the SPE and the holders of the transition bonds in accordance with the servicing agreement.

27. If and when Applicant transfers its rights under this Financing Order to the SPE under an agreement that expressly states that the transfer is a sale or other absolute transfer in accordance with the true-sale provisions of PURA ss. 39.308, then, pursuant to that statutory provision, that transfer will be a true sale of an interest in transition property and not a secured transaction or other financing arrangement and title, legal and equitable, will pass to the SPE. As provided by PURA ss. 39.308, this true sale shalL apply regardless of whether the purchaser has any recourse against the seller, or any other term of the parties' agreement, including the seller's retention of an equity interest in the transition property, Applicant's role as the collector of transition

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 65 OF 81


charges relating to the transition property, or the treatment of the transfer as a financing for tax, financial reporting, or other purposes.

28. As provided in PURA ss. 39.309(b), a valid and enforceable lien and security interest in the transition property in favor oF the holders of the transition bonds or a trustee on their behalf will be created by this Financing Order and the execution and delivery of a security agreement with the holders of the transition bonds or a trustee on their behalf in connection with the issuance of the transition bonds. The lien and security interest will attach automatically from the time that value is received for the transition bonds and, on perfection through the filing of notice with the Secretary of State in accordance with the rules prescribed by the Secretary of State under PURA ss. 39.309(d), will be a continuously perfected lien and security interest in thE transition property and all proceeds of the transition property, whether accrued or not, will have priority in the order of filing and will take precedence over any subsequent judicial or other lien creditor.

29. As provided in PURA ss. 39.309(c), the transfer of an interest in transition property to an assignee will be perfected againsT all third parties, including subsequent judicial or other lien creditors, when this Financing Order becomes effective, transfer documents have been delivered to that assignee, and a notice of that transfer has been filed in accordance with the rules prescribed by the Secretary of State under PURA ss. 39.309(d);
provided, however, that if notice of the transfer has not been filed in accordance with this process within 10 days after the delivery of transfer documentation, the transfer of the interest will not be perfected against third parties until the notice is filed. The proposed transfer to the SPE of Applicant's rights under this Financing Order will be a transfer of an interest in transition property for purposes of PURA ss. 39.309(c).

30. As provided in PURA ss. 39.309(e), the priority of a lien and security interest perfected in accordance with PURA ss. 39.309 will not be impaired by any later change in the transition charges pursuant to PURA ss. 39.307 or by the commingling of funds arisinG from transition charges with other funds, and any other security interest that may apply to those funds will be terminated when they are transferred to a segregated account for an assignee or a financing

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 66 OF 81


party. To the extent that transition charges are not collected separately from other funds owed by retail customers or REPs, the amounts to be remitted to such segregated account for an assignee or a financing party may be determined according to system-wide charge off percentages, collection curves or such other reasonable methods of estimation, as are set forth in the servicing agreement.

31. As provided in PURA ss. 39.309(e), if transition property is transferred to an assignee, any proceeds of the transitioN property will be treated as held in trust for the assignee.

32. As provided in PURA ss. 39.309(f), if a default or termination occurs under the transition bonds, the financing parties oR their representatives may foreclose on or otherwise enforce their lien and security interest in any transition property as if they were secured parties under Chapter 9, Texas Business and Commerce Code, and, upon application by or on behalf of the financing parties, the Commission may order that amounts arising from the transition charges be transferred to a separate account for the financing parties' benefit, to which their lien and security interest may apply.

33. As provided in PURA ss. 39.309(f), if a default or termination occurs under the transition bonds, on application by or oN behalf of the financing parties, a district court of Travis County, Texas shall order the sequestration and payment to those parties of revenues arising from the transition charges.

34. As provided by PURA ss. 39.310, the transition bonds authorized by this Financing Order are not a debt or obligation of thE State of Texas and are not a charge on its full faith and credit or taxing power.

35. Pursuant to PURA ss. 39.310, the State of Texas has pledged for the benefit and protection of all financing parties anD Applicant that it (including the Commission) will not take or permit any action that would impair the value of transition property, or, except as permitted by PURA ss. 39.307, reduce, alter or impair the transition charges to be imposed, collected, and remitted to any financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds have been paid and performed in full. The SPE, in issuing transition

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 67 OF 81


bonds, is authorized pursuant to PURA ss. 39.310 and this Financing Order to include this pledge in any documentation relating to the transition bonds.

36. As provided in PURA ss. 39.311, transactions involving the transfer and ownership of the transition property and the receipT of transition charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges.

37. This Financing Order will remain in full force and effect and unabated notwithstanding the bankruptcy of Applicant, its successors, or assignees.

38. Applicant retains sole discretion regarding whether or when to assign, sell or otherwise transfer the rights and interests created by this Financing Order or any interest therein or, subject to the approval of the Commission acting through its designated representative or financial advisor, to cause the issuance of any transition bonds authorized by this Financing Order.

39. This Financing Order is final, is not subject to rehearing by this Commission, and is not subject to review or appeal except as expressly provided in PURA ss. 39.303(f). The finality of this Financing Order is not impaired in any manner by the participatioN of the Commission through its designated personnel or financial advisor in any decisions related to issuance of the transition bonds or by the Commission's review of or issuance of an order related to the issuance advice letter required to be filed with the Commission by this Financing Order.

39A. This Financing Order, while issued in conjunction with and consistent with the Stipulation and Order in Docket No. 25230, is a separate final order, the appeal of which is to be conducted pursuant to PURA ss. 39.303(f). The finality of this Financing OrdeR is not impacted by the actions or inactions taken by the Commission with respect to other portions of the Stipulation considered in this proceeding. Should any other order entered in this proceeding, if appealed to the courts, not be upheld in full on appeal, such judicial ruling will in no event impact or modify the finality or effectiveness of this Financing Order.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 68 OF 81


40. This Financing Order meets the requirements for a financing order under Subchapter G of Chapter 39 of PURA.

41. The provisions of this Financing Order relating to the treatment of the securitized regulatory assets and the amortization expense on the securitized regulatory assets for purposes of the annual report under PURA ss. 39.257 and subsequent determinations oF Applicant's stranded costs comport with PURA ss.ss. 39.201, 39.258, and 39.262 and all other applicable provisions of Chapter 39 of PURA.


                             V. ORDERING PARAGRAPHS

Based upon the record, the Findings of Fact and Conclusions of Law set forth herein, and for the reasons stated above, this Commission orders:

1. APPROVAL OF APPLICATION. The application of TXU Electric Company, as amended by the request of the Company as found in the Stipulation and the testimony of Company witness Moseley, for the issuance of a financing order under PURA ss.ss. 39.201(i) and 39.303 is approved as provided in this Financing Order.

2. AUTHORITY TO SECURITIZE. Applicant may securitize the amount of regulatory assets and other qualified costs detailed in Appendix C to this Financing Order in the manner provided by this Financing Order. In the event there is more than one transaction, each such transaction must result in ratepayers receiving tangible and quantifiable econnomic benefits both separately and in the aggregate with all prior transactions. The excess of any amounts securitized (including interest) over the actual amounts incurred by Applicant for up-front costs plus the reacquisition costs shall be provided as a credit in Applicant's ECOM proceeding, true up proceeding,36 or a future securitization proceeding under Findings of Fact Nos. 91-101.

--------------------

(36) See PURA ss. 39.262.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 69 OF 81


3. RECOVERY OF TRANSITION CHARGES. Applicant shall impose on, and the servicer shall collect from, retail customers and REPs, as provided in this Financing Order, transition charges in an amount sufficient to provide for the timely recovery of its aggregate qualified costs detailed in Appendix C to this Financing Order (including payment of principal and interest on the transition bonds).

4. ISSUANCE ADVICE LETTER. Following determination of the final terms of the transition bonds and prior to issuance of the transition bonds, Applicant, in consultation with the Commission acting through its designated personnel or financial advisor, shall file with the Commission an issuance advice letter in substantially the form of the issuance advice letter attached as Appendix E to this Financing Order. As part of the issuance advice letter, Applicant shall make the certification addressed in Finding of Fact No. 107 through an officer of Applicant. The issuance advice letter shall be completed and evidence the actual dollar amount of the initial transition charges and other information specific to the transition bonds to be issued, and shall certify to the Commission that the structure and pricing of that series results in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in this Financing Order. All amounts which require computation shall be computed using the mathematical formulas contained in the form of the issuance advice letter attached as Appendix E and the Transition Charge Rate Tariff approved in this Financing Order and attached as Appendix D. The Commission's review of the issuance advice letter shall be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter. The initial transition charges and the final terms of the transition bonds set forth in the issuance advice letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the transition bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with the requirements set forth above in this Ordering Paragraph.

5. APPROVAL OF TARIFF. The form of the Transition Charge Rate Tariff attached as Appendix D to this Financing Order is approved. Prior to the issuance of any

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 70 OF 81


transition bonds under this Financing Order, Applicant shall file a tariff that conforms to the form of the Transition Charge Rate Tariff attached in Appendix D.
                              A. TRANSITION CHARGES

6. IMPOSITION AND COLLECTION; SPE'S RIGHTS AND REMEDIES. Applicant is authorized to impose on, and the servicer is authorized to collect from, retail customers and REPs, as provided in this Financing Order, transition charges in an amount sufficient to provide for the timely recovery of the aggregate Periodic Payment Requirement (including payment of principal and interest on the transition bonds), as approved in this Financing Order. If there is a shortfall in payment by a retail customer of an amount billed to that customer, the amount paid shall first be proportioned between the transition charges and other fees and charges, other than late fees, and second, any remaining portion of the payment shall be attributed to late fees. Upon the transfer by Applicant of the transition property to the SPE, the SPE shall have all of the rights of Applicant with respect to such transition property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the right to authorize disconnection of electric service and to assess and collect any amounts payable by any retail customer in respect of the transition property.

7. COLLECTOR OF TRANSITION CHARGES. Prior to the introduction of customer choice, Applicant shall collect transition charges out of its bundled rates and shall remit the amount of the transition charges to the indenture trustee for the account of the SPE. Beginning on the date of introduction of customer choice (including any customer-choice pilot programs under PURA ss. 39.104), Applicant or the current servicer of the transition bonds shall bill a customer's REP for the transition charges attributable to that customer and the REP shall pay the amount billed for transition charges, less the applicable charge-off allowance as provided in Findings of Fact Nos. 57 and 58, to the servicer of the transition bonds.

8. COLLECTION PERIOD. The transition charges related to a series of transition bonds shall be recovered over a period of not more than 15 years from the date of issuance of that series of transition bonds. Amounts remaining unpaid after this 15-year period may be recovered through use of judicial process.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 71 OF 81


9. ALLOCATION. Applicant shall allocate the transition charges among customers in the manner described in Findings of Fact Nos. 82 through 90 of this Financing Order.

10. NONBYPASSABILITY. Applicant and any other entity providing electric transmission or distribution services and any REP providing services to any retail customer within Applicant's certificated service area as it existed on May 1, 1999, are entitled to collect and must remit, consistent with this Financing Order, the transition charges from such retail customers and, except as provided under PURA ss.ss. 39.252(b) and 39.262(k), as implemented by P.U.C. SUBST. R. 25.345, from retail customers that switch to New on-site generation, and such retail customers are required to pay such transition charges. The Commission will ensure that such obligations are undertaken and performed by Applicant, any other entity providing electric transmission or distribution services within Applicant's certificated service area as of May 1, 1999, and any REP providing services to any retail customer within Applicant's certificated service area.

11. TRUE-UPS. True-ups of the transition charges shall be undertaken and conducted as described in Findings of Fact Nos. 91 through 101 of this Financing Order. The servicer shall file the true-up adjustment in a compliance docket and shall give notice of the filing to all parties in this Docket No. 21527.

12. OWNERSHIP NOTIFICATION. Any entity that bills transition charges to customers shall, at least annually, provide written notification to each retail customer for which the entity bills transition charges that the transition charges are the property of the SPE and not of the entity issuing such bill.

                              B. TRANSITION BONDS

13. ISSUANCE. The SPE is authorized to issue transition bonds as specified in this Financing Order. The aggregate amount of other qualified costs described in Appendix C that may be recovered directly through the transition charges shall be limited to the amount detailed in Appendix C.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 72 OF 81


14. REFINANCING. Applicant or any assignee may apply for one or more new financing orders pursuant to PURA ss. 39.303(g).

15. COLLATERAL. All transition property and other collateral shall be held and administered by the indenture trustee pursuant to the indenture as described in the Company's application. The SPE shall establish a collection account with the indenture trustee as described in the application as modified in Findings of Fact Nos. 64 through 71. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, all amounts, other than amounts in the capital subaccount, in the collection account, including investment earnings, shall be released to the SPE and shall be credited to ratepayers. Applicant shall within 30 days after the date that these funds are eligible to be released notify the Commission of the amount of such funds available for crediting to the benefit of ratepayers.

16. FUNDING OF CAPITAL SUBACCOUNT. The capital contribution by Applicant to the SPE to be deposited into the Capital Subaccount shall, with respect to each series of transition bonds, be funded by Applicant and not from the proceeds of the sale of transition bonds. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, all amounts in the Capital Subaccount, including investment earnings, shall be released to the SPE for payment to Applicant. Investment earnings in this subaccount may be released earlier in accordance with the indenture.

17. CREDIT ENHANCEMENT. Applicant may provide for various forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the transition bonds or to mitigate the risk of an increase in interest rates, provided that the costs of such credit enhancement shall not cause the aggregate amount of up-front costs securitized plus the expense of reacquiring debt and equity to exceed the amount of the cap specified in Appendix C, and that the decision to use such credit enhancement shall be made in conjunction with the Commission acting through its designated personnel or financial advisor. This Ordering Paragraph does not apply to the collection account or its subaccounts approved in this Financing Order.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 73 OF 81


18. ANNUAL WEIGHTED AVERAGE INTEREST RATE OF BONDS. The effective annual weighted-average interest rate of the transition bonds, excluding up-front and ongoing costs, shall not exceed 8.75% on an annual basis.

19. LIFE OF BONDS. The life of the transition bonds authorized by this Financing Order shall not exceed 15 years.

20. AMORTIZATION SCHEDULE. The amortization of the transition bonds shall be based upon a levelized recovery structure consistent with Finding of Fact No. 63.

21. COMMISSION PARTICIPATION IN BOND ISSUANCE. The Commission, acting through its designated personnel or financial advisor, shall participate directly with Applicant in negotiations regarding the pricing and structuring of the transition bonds, and shall have equal rights with Applicant to approve or disapprove the proposed pricing, marketing, and structuring of the transition bonds. The Commission's financial advisor shall have the right to participate fully and in advance regarding all aspects of the pricing, marketing and structuring of the transition bonds (and all parties shall be notified of the financial advisor's role) and shall be provided timely information that is necessary to fulfill its obligation to the Commission. The Commission directs its financial advisor to veto any proposal that does not comply with all of the criteria established in this Financing Order. The Commission's financial advisor shall ensure that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order and that it protects the competitiveness of the retail electric market in this state. The Commission's financial advisor shall give effect to the Commission's directive that the caps in this Order related to costs and maximum interest rates are ceilings, not floors, and shall inform the Commission of any items that, in the financial advisor's opinion, are not reasonable. The financial advisor shall notify the Applicant and the Commission no later than 12:00 noon CST on the second business day after the pricing date for each series of transition bonds whether the pricing and structuring of that series of transition bonds complies with the criteria established in this Financing Order.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 74 OF 81


22. USE OF SPE. Applicant shall use a special purpose entity (SPE) as proposed in its application in conjunction with the issuance of any transition bonds authorized under this Financing Order. The SPE shall be funded with an amount of capital that is sufficient for the SPE to carry out its intended functions and to minimize to the greatest extent the possibility that Applicant would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE.

                                  C. SERVICING

23. SERVICING AGREEMENT. The Commission authorizes Applicant to enter into the servicing agreement with the SPE and to perform the servicing duties approved in this Financing Order. Without limiting the foregoing, in its capacity as initial servicer of the transition property, Applicant is authorized to calculate, bill and collect for the account of the SPE, the transition charges initially authorized in this Financing Order, as adjusted from time to time to meet the Periodic Payment Requirement as provided in this Financing Order; and to make such filings and take such other actions as are required or permitted by this Financing Order in connection with the periodic true-ups described in this Financing Order. The servicer shall be entitled to collect servicing fees in accordance with the provisions of the servicing agreement, provided that, as set forth in Appendix C to this Financing Order, (i) the annual servicing fee payable to Applicant while it is serving as servicer (or to any other servicer affiliated with Applicant) shall not at any time exceed $650,000, and (ii) the annual servicing fee payable to any other servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the transition bonds.

24. REPLACEMENT OF APPLICANT AS SERVICER. In the event of a default by Applicant in any of its servicing functions with respect to the transition charges, the financing parties may replace Applicant as servicer in accordance with the terms of the servicing agreement. No entity may replace Applicant as the servicer in any of its servicing functions with respect to the transition charges and the transition property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the transition bonds to be suspended, withdrawn, or downgraded.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 75 OF 81


25. COLLECTION TERMS. The servicer shall remit collections of the transition charges to the SPE or the indenture trustee for the SPE's account in accordance with the terms of the servicing agreement.

26. CONTRACT TO PROVIDE SERVICE. To the extent that any interest in the transition property created by this Financing Order is assigned, sold or transferred to an assignee,37 Applicant shall enter into a contract with that assignee that requires Applicant to continue to operate its transmission system or distribution system or both in order to provide electric services to Applicant's customers.

                          D. RETAIL ELECTRIC PROVIDERS

27. REP BILLING AND CREDIT STANDARDS. The Commission approves the REP standards detailed in Findings of Fact Nos. 57 and 58. These proposed REP standards are the most stringent that can be imposed on REPs by the servicer under this Financing Order and relate only to the billing and collection of transition charges authorized under this Financing Order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted with the transmission and distribution company to bill and collect transition charges from retail customers. REPs may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such REPs shall remain subject to these standards. Upon adoption of any amendment to the current rule addressing any of these REP standards, Staff shall initiate a proceeding to investigate the need to modify the standards adopted in this Financing Order to conform to that rule and to address whether each of the rating agencies that have rated the transition bonds will determine that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. Modifications to the REP standards adopted in this Financing Order may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. The servicer of the transition bonds shall also comply with the

--------------------

(37) PURA ss. 39.302(1) defines an assignee as any individual, corporation, or other legally recognized entity to which aN interest in transition property is transferred, other than as security, including any assignee of that party.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 76 OF 81


provisions of the REP standards adopted by this Financing Order that are applicable to the servicer.

28. TRANSITION CHARGE REMITTANCE PROCEDURES. Transition charges shall be billed and collected in accordance with the REP standards adopted by this Financing Order. REPs shall be subject to penalties as provided in these standards. A REP shall not be obligated to pay the overdue transition charges of another REP whose customers it agrees to serve.

29. REMEDIES UPON REP DEFAULT. A servicer of transition bonds shall have the remedies provided in the REP standards adopted by this Financing Order. If a REP that is in default fails to immediately select and implement one of the options provided in the REP standards or, after making its selection, fails to adequately meet its responsibilities under the selected option, then the servicer shall immediately cause the provider of last resort or a qualified REP to assume the responsibility for the billing and collection of transition charges in the manner and for the time provided in the REP standards.

30. BILLING BY PROVIDERS OF LAST RESORT. Every provider of last resort appointed by the Commission shall comply with the minimum credit rating or deposit/credit support requirements described in the REP standards in addition to any other standard that may be adopted by the Commission. If the provider of last resort defaults or is not eligible to provide billing and collection services, the servicer shall immediately assume responsibility for billing and collection of transition charges and continue to meet this obligation until a new provider of last resort can be named by the Commission or the customer requests the services of a REP in good standing. Retail customers may never be directly re-billed by the successor REP, the provider of last resort, or the servicer for any amount of transition charges the customers have paid their REP.

31. DISPUTES. Disputes between a REP and a servicer regarding any amount of billed transition charges shall be resolved in the manner provided by the REP standards adopted by this Financing Order.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 77 OF 81


32. METERING DATA. If the servicer is providing metering services to a REP's retail customers, then metering data shall be provided to the REP at the same time as the billing. If the servicer is not providing the metering, the entity providing metering services shall comply with Commission rules and ensure that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and this Financing Order.

33. CHARGE-OFF ALLOWANCE. The REP may retain an allowance for charge-offs from its payments to the servicer as provided in the REP standards adopted by this Financing Order.

34. SERVICE TERMINATION. In the event that the servicer is billing customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules. In the event that a REP or the provider of last resort is billing customers for transition charges, the REP shall have the right to transfer the customer to the provider of last resort or to another certified REP, or to direct the servicer to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

                       E. STRUCTURE OF THE SECURITIZATION

35. STRUCTURE. Applicant shall structure this securitization as proposed in the Company's application as modified by this Financing Order. This structure shall be consistent with Findings of Fact Nos. 104 through 107.

                               F. USE OF PROCEEDS

36. USE OF PROCEEDS. Upon the issuance of transition bonds, the SPE shall pay the net proceeds from the sale of the transition bonds (after payment of transaction costs) to Applicant for the purchase price of the transition property. The net proceeds from the sale of the transition bonds (after payment of transaction costs) shall be applied to a refinancing or retirement of Applicant's debt or equity, or both, with a goal of maintaining a balanced

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 78 OF 81


capital structure and at least an investment grade rating, excluding consideration of the transition bonds, as described in the Company's application.

                           G. MISCELLANEOUS PROVISIONS

37. ANNUAL REPORT AND STRANDED COSTS. Following issuance of transition bonds, Applicant shall remove from the annual report and from excess-cost-over-market calculations the regulatory assets securitized under this Financing Order, associated ADIT, and associated cost of service items, as described in Finding of Fact Nos. 112 and 114 through 117. The regulatory liabilities, including investment tax credits, not addressed in this Financing Order were addressed in the Applicant's ECOM proceeding.

38. CONTINUING ISSUANCE RIGHT. Applicant has the continuing irrevocable right to cause the issuance of transition bonds in one or more series in accordance with this Financing Order for a period of five years following the date on which this Financing Order becomes final and no longer appealable.

39. INTERNAL REVENUE SERVICE PRIVATE LETTER OR OTHER RULINGS. Upon receipt, Applicant shall promptly deliver to the Commission a copy of each private letter or other ruling issued by the Internal Revenue Service with respect to the proposed transaction, the transition bonds or any other matter related thereto. Applicant shall also include a copy of every such ruling by the IRS that it has received, as an attachment to each issuance advice letter required to be filed by this Financing Order. Applicant shall not cause transition bonds to be issued absent receipt of a private letter ruling as described in the Application.

40. BINDING ON SUCCESSORS. This Financing Order, together with the transition charges authorized in it, shall be binding upon Applicant and any successor to TXU Electric Company that provides transmission or distribution service directly to retail customers in TXU Electric Company's existing certificated service area as of May 1, 1999, and any other entity that provides transmission or distribution services to retail customers within that service area. This Financing Order is also binding upon each REP, and any successor, that sells electric energy to retail customers located within that service area, any other entity responsible for billing and collecting transition charges on behalf of

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 79 OF 81


the SPE, and any successor to the Commission. In this paragraph, a "successor" means any entity that succeeds by any means whatsoever to any interest or obligation of its predecessor, including by way of bankruptcy, reorganization or other insolvency proceeding, merger, assignment, pledge or other security, by operation of law, or otherwise.

41. FLEXIBILITY. Subject to compliance with the requirements of this Financing Order, Applicant and the SPE shall be afforded flexibility in establishing the terms and conditions of the transition bonds, including the final structure of the SPE as a Delaware business trust or Delaware limited liability company, repayment schedules, term, payment dates, collateral, credit enhancement, required debt service, reserves, interest rates, indices and other financing costs and the ability of Applicant, at its option, to issue one or more series of transition bonds.

42. EFFECTIVENESS OF ORDER. Subject to the terms of this Financing Order, it becomes effective upon issuance and is not subject to rehearing by the Commission. Notwithstanding the foregoing, no transition property shall be created hereunder, and Applicant shall not be authorized to impose, collect, and receive transition charges, until concurrently with the transfer of Applicant's rights hereunder to the SPE in conjunction with the issuance of the transition bonds.

43. REGULATORY APPROVALS. All regulatory approvals within the jurisdiction of the Commission that are necessary for the securitization of the transition charges associated with the regulatory assets and other qualified costs that are the subject of the Application, and all related transactions contemplated in the Application, are granted.

44. PAYMENT OF COMMISSION'S COSTS FOR PROFESSIONAL SERVICES. In accordance with PURA ss. 39.302(4), Applicant shall pay the costS to the Commission of acquiring professional services for the purpose of evaluating Applicant's proposed transaction, including, but not limited to, the Commission's outside attorneys fees in the amounts specified in this Financing Order no later than 30 days after the issuance of any transition bonds.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 80 OF 81


45. PAYMENT OF COMMISSION'S FINANCIAL ADVISOR. The fee for the Commission's financial advisor shall be a fixed fee payable at closing by wire transfer, and shall not exceed $2,450,000 ($942,308 in connection with transition bonds issued before 2004) to be included in the aggregate cap on up-front costs to be securitized of $52,586,374.

46. EFFECT. This Financing Order constitutes a legal financing order for TXU Electric Company under Subchapter G of Chapter 39 of PURA. The Commission finds this Financing Order complies with the provisions of Subchapter G of Chapter 39 of PURA. A financing order gives rise to rights, interests, obligations and duties as expressed in Subchapter G of Chapter 39 of PURA. It is the Commission's express intent to give rise to those rights, interests, obligations and duties by issuing this Financing Order. Applicant and the servicer of transition bonds are directed to take all actions as are required to effectuate the transactions approved in this Financing Order, subject to the compliance with the criteria established in this Financing Order.

46A. This Financing Order, while adopted pursuant to the approval and adoption of the Stipulation filed in this proceeding, is a separate final order, the appeal of which is to be conducted pursuant to PURA ss. 39.303(f). The finality of this Financing Order iS not impacted by the actions or inactions taken by the Commission with respect to other portions of the Stipulation considered in this proceeding. Should any other order entered in this proceeding, if appealed to the courts, not be upheld in full on appeal, such judicial ruling will in no event impact or modify the finality or effectiveness of this Financing Order

47. ALL OTHER MOTIONS DENIED. All motions, requests for entry of specific findings of fact and conclusions of law, and any other requests for general or specific relief not expressly granted herein, are denied for want of merit.

DOCKET NO. 25230                   FINANCING ORDER                 PAGE 81 OF 81


SIGNED AT AUSTIN, TEXAS THE 5th DAY OF August 2002.


                                            PUBLIC UTILITY COMMISSION OF TEXAS


                                            /s/ R. Klein
                                            ------------------------------------
                                            REBECCA KLEIN, CHAIRMAN


                                            /s/ Brett A. Perlman
                                            ------------------------------------
                                            BRETT A. PERLMAN, COMMISSIONER

                                DOCKET NO. 25230

                                FINANCING ORDER

                                   APPENDIX A

DOCKET NO. 25230                   FINANCING ORDER                   PAGE 1 OF 1


                                   APPENDIX A


                                REGULATORY ASSETS
                       AMOUNT ELIGIBLE FOR SECURITIZATION
                         AS APPROVED IN DOCKET NO. 21527

----------------------------------------------------------------------------------------------
REGULATORY ASSET                         TXU REQUEST        ORA TEXAS RETAIL       COMMISSION
                                                                                    APPROVED
----------------------------------------------------------------------------------------------
SFAS 109                                $1,449,761,144       $1,428,373,243     $1,428,373,243
----------------------------------------------------------------------------------------------
Securities Reacquisition Costs             296,796,171          294,807,637        294,807,637
----------------------------------------------------------------------------------------------
Cancelled Lignite Unit                       6,207,672            6,166,081          6,166,081
     (Martin Lake Unit 4)
----------------------------------------------------------------------------------------------
Rate Case Expenses                           1,847,768            1,835,388          1,835,388
     Not Earning a Return
----------------------------------------------------------------------------------------------
Rate Case Expenses                          52,045,010           51,696,308         51,696,308
     Earning a Return
----------------------------------------------------------------------------------------------
Voluntary Retirement and Severance          40,560,240           40,288,487         40,288,487
----------------------------------------------------------------------------------------------
DOE Decontamination Fund                     8,839,976            8,780,750          8,780,750
----------------------------------------------------------------------------------------------
Advance Notice Units                        10,796,577           10,724,240         10,724,240
----------------------------------------------------------------------------------------------
SO2 Emission Allowance                     (10,518,336)         (10,447,863)       (10,447,863)
----------------------------------------------------------------------------------------------
Self Insurance Reserve                       8,630,778            8,572,952          8,572,952
----------------------------------------------------------------------------------------------
Total                                   $1,864,967,000       $1,840,797,221     $1,840,797,221
----------------------------------------------------------------------------------------------

                                DOCKET NO. 25230

                                 FINANCING ORDER

                                   APPENDIX B


           DESCRIPTION OF REGULATORY ASSETS AND OTHER QUALIFIED COSTS
            AND ESTIMATED COSTS AND EXPENSES PROPOSED BY THE COMPANY

DOCKET NO. 25230                   FINANCING ORDER                   PAGE 1 OF 1

                                   APPENDIX B

                              TXU ELECTRIC COMPANY
                               STIPULATION REQUEST
                     AMOUNT OF QUALIFIED COSTS TO SECURITIZE


                                AMOUNT OF ASSETS

------------------------------------------------------------------------------------------------------------------
                                           Balance of Asset            Cap on Amount            Total Regulatory
                                                As of                Regulatory Assets               Assets
        Description of Asset                  12-31-1998                Securitized               Securitized
        --------------------                  ----------                -----------               -----------
SFAS 109                                      $1,449,761,144
Securities Reacquisition Costs                   296,796,171
Cancelled Lignite Unit                             6,207,672
     (Martin Lake Unit 4)
Rate Case Expenses                                 1,847,768
     Not Earning a Return
Rate Case Expenses                                52,045,010
     Earning a Return
Voluntary Retirement and Severance                40,560,240
DOE Decontamination Fund                           8,839,976
Advance Notice Units                              10,796,577
SO2 Emission Allowance                           (10,518,336)
Self Insurance Reserve                             8,630,778


Total Regulatory Assets Securitized           $1,864,967,000            $1,731,931,000             $1,247,413,626
                                              --------------            --------------             --------------
------------------------------------------------------------------------------------------------------------------


                   AMOUNT OF QUALIFIED COSTS TO BE SECURITIZED
                   -------------------------------------------

---------------------------------------------------------------------------------------
               Description of Qualified Costs                               Amount
               ------------------------------                               ------
Regulatory Assets                                                       $1,247,413,626

Costs of Issuing, Supporting and Servicing
     Transition Bonds                                                       10,494,600

Costs of Retiring and Refunding Applicant's Existing Debt
     and Equity                                                             42,091,774


Total Regulatory Assets Securitized                                     $1,300,000,000
                                                                        --------------
---------------------------------------------------------------------------------------

                                DOCKET NO. 25230

                                 FINANCING ORDER

                                   APPENDIX C


           DESCRIPTION OF REGULATORY ASSETS AND OTHER QUALIFIED COSTS
                           APPROVED BY THE COMMISSION

DOCKET NO. 25230                   FINANCING ORDER                   PAGE 1 OF 3


                                   APPENDIX C


                              COMMISSION AUTHORIZED

                  AMOUNT OF REGULATORY ASSETS TO BE SECURITIZED


                                AMOUNT OF ASSETS
                                ----------------

-----------------------------------------------------------------------------------------------------------
                                           Balance of Asset          Cap on Amount       Total Regulatory
                                                As of              Regulatory Assets          Assets
        Description of Asset                  12-31-1998              Securitized          Securitized
        --------------------                  ----------              -----------          -----------
SFAS                                        1,428,373,243
Securities Reacquisition Costs                294,807,637
Cancelled Lignite Unit                          6,166,081
     (Martin Lake Unit 4)
Rate Case Expenses                              1,835,388
     Not Earning a Return
Rate Case Expenses                             51,696,308
     Earning a Return
Voluntary Retirement and Severance             40,288,487
DOE Decontamination Fund                        8,780,748
Advance Notice Units                           10,724,240
SO2 Allowance                                 (10,447,863)
Self Insurance Reserve                          8,752,952


TOTAL REGULATORY ASSETS SECURITIZED        $1,840,797,221                                $1,247,413,626
                                           --------------                                --------------
-----------------------------------------------------------------------------------------------------------

DOCKET NO. 25230                   FINANCING ORDER                   PAGE 2 OF 3

                                   APPENDIX C


                     UP-FRONT TRANSITION BOND ISSUANCE COSTS
                                TO BE SECURITIZED


---------------------------------------------------------------------------------------------
                                             ESTIMATED         ESTIMATED         ESTIMATED
                                              MAXIMUM           MAXIMUM           MAXIMUM
VARIABLE COSTS                               AMOUNT (%)     AMOUNT - SERIES     AMOUNT - ALL
                                                             THROUGH 2003          SERIES
                                                                  ($S)              ($S)
---------------------------------------------------------------------------------------------
     Original Issue Discount                   0.0000%        $         0       $         0
---------------------------------------------------------------------------------------------
     Underwriting Spread*                      0.4800%          2,400,000         6,240,000
---------------------------------------------------------------------------------------------
     SEC Registration Fee                      0.0092%             46,000           119,600
---------------------------------------------------------------------------------------------
Subtotal Variable Up-front Expense             0.5078%         $2,446,000        $6,359,600
---------------------------------------------------------------------------------------------
FIXED COSTS
---------------------------------------------------------------------------------------------
     Printing Fees                                               $500,000          $500,000
---------------------------------------------------------------------------------------------
     Trustee Fee and Counsel                                       10,000            10,000
---------------------------------------------------------------------------------------------
     Company Legal Fees and Expenses                            2,000,000         2,000,000
---------------------------------------------------------------------------------------------
     Blue Sky Fees                                                 30,000            30,000
---------------------------------------------------------------------------------------------
     Accountant's/Auditor's Fees                                  150,000           150,000
---------------------------------------------------------------------------------------------
     Rating Agency Fees                                           800,000           800,000
---------------------------------------------------------------------------------------------
     Legal Fees for Commission's Counsel                          100,000           100,000
---------------------------------------------------------------------------------------------
     Miscellaneous Fees                                            40,000            40,000
---------------------------------------------------------------------------------------------
     IRS Ruling Request Fee                                         5,000             5,000
---------------------------------------------------------------------------------------------
     SPE Setup Costs                                                    0                 0
---------------------------------------------------------------------------------------------
     Up-front Servicer Setup Costs                                500,000           500,000
---------------------------------------------------------------------------------------------
     Application Preparation Costs                                      0                 0
---------------------------------------------------------------------------------------------

Subtotal Fixed Up-front Expenses                              $ 4,135,000       $ 4,135,000
---------------------------------------------------------------------------------------------
COSTS TO REACQUIRE DEBT AND EQUITY                            $13,644,528       $42,091,774
---------------------------------------------------------------------------------------------

=============================================================================================
CAP ON AGGREGATE AMOUNT OF UP-FRONT
COSTS SECURITIZED**                                           $20,225,528       $52,586,374
=============================================================================================

    *  Includes $220,000 fee for Commission's financial advisor.
    ** Includes remaining amount, not to exceed $530,000, of fee for Commission's financial advisor.

DOCKET NO. 25230                   FINANCING ORDER                   PAGE 3 OF 3

                                   APPENDIX C


            ONGOING TRANSITION BOND SUPPORT AND SERVICING COSTS TO BE
                 RECOVERED DIRECTLY THROUGH TRANSITION CHARGES


---------------------------------------------------------------------------------------------
ONGOING SERVICING FEES                        MAXIMUM          MAXIMUM            MAXIMUM
                                             AMOUNT (%)        AMOUNT -         AMOUNT - ALL
                                                                SERIES          SERIES ($S)
                                                             THROUGH 2003
                                                                 ($S)
---------------------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance
     (Minimum of $400,000)                     0.0500%          $400,000          $650,000
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
ONGOING THIRD-PARTY SERVICING FEES            MAXIMUM          MAXIMUM            MAXIMUM
                                             AMOUNT (%)        AMOUNT -         AMOUNT - ALL
                                                                SERIES          SERIES ($S)
                                                             THROUGH 2003
                                                                 ($S)
---------------------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance      0.6000%        $3,000,000        $7,800,000
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
FIXED OPERATING EXPENSES                      MAXIMUM          MAXIMUM            MAXIMUM
                                             AMOUNT (%)        AMOUNT -         AMOUNT - ALL
                                                                SERIES          SERIES ($S)
                                                             THROUGH 2003
                                                                 ($S)
---------------------------------------------------------------------------------------------
     Trustee Fee and Expenses                                     30,000            30,000
---------------------------------------------------------------------------------------------
     Administrator Fee                                                 0                 0
---------------------------------------------------------------------------------------------
     Trust Operating Expense                                      50,000            50,000
---------------------------------------------------------------------------------------------
     Trust Accounting Fees                                        80,000            80,000
---------------------------------------------------------------------------------------------
     Independent Managers Fees                                         0                 0
---------------------------------------------------------------------------------------------
     Rating Agency Fees                                           25,000            25,000
---------------------------------------------------------------------------------------------
     Miscellaneous Fees                                                0                 0
---------------------------------------------------------------------------------------------

CAP ON FIXED COSTS                                              $185,000          $185,000
---------------------------------------------------------------------------------------------

=============================================================================================

MAXIMUM ANNUAL COST
RECOVERED THROUGH TRANSITION
CHARGE--APPLICANT AS SERVICER                                   $585,000          $835,000
=============================================================================================

=============================================================================================

MAXIMUM ANNUAL COST
RECOVERED THROUGH TRANSITION
CHARGE--THIRD-PARTY AS
SERVICER                                                      $3,185,000        $7,985,000
=============================================================================================

                                DOCKET NO. 25230

                                 FINANCING ORDER

                                   APPENDIX D


                       TRANSITION CHARGE TARIFF - RATE TC

                           TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 1 of 9
Effective Date:                  Revision: Original

3.4.22 RATE TC - TRANSITION CHARGES

APPLICATION

Applicable, pursuant to Subchapter G, of Chapter 39 of the Public Utility Regulatory Act (PURA), to all existing or future retail customers taking transmission and/or distribution service from the Company and to the facilities, premises, and loads of those retail customers, within the Company's geographical certificated service area as it existed on May 1, 1999. This schedule also applies to:

1. Retail customers taking service at facilities, premises, or loads located within the Company's geographical service area as it existed on May 1, 1999 who are not presently receiving transmission and/or distribution service from the Company, but whose present facilities, premises, or loads received transmission and/or distribution service from the Company at any time on or after May 1, 1999 when a request to change service to another utility was not pending.

2. Retail customers whose load is served by New On-site Generation (NOSG) as defined by P.U.C. SUBST. R. 25.342(c)(1).

3. Public retail customers located within the service area who purchase power from the General Land Office under PURA ss. 35.102.


Beginning on the first billing cycle after the issuance of transition bonds issued to recover the Company's regulatory assets and other qualified costs and continuing until the date customer choice begins in the power region in which the Company is located, there is recorded in a separate account, for that purpose, an amount equal to the amount collected by the application of this rate to be used to repay the principal and interest and ongoing fees and expenses on the transition bonds. After customer choice begins in the power region in which the Company is located, the amount calculated pursuant to this rate will be billed to retail electric providers (REP) based on individual retail customer consumption.


METHOD OF CALCULATION

(a)  For all retail customers on each retail rate schedule.

     The transition charge is calculated for each regulatory asset recovery class by the application of a Transition Charge Factor, determined in accordance with the following formula*:

     Transition Charge Factor (TCF) = [(TC*RAAF)+A] / K, where:

     TC = Total Recovery Amount corresponding to the length of the Recovery Period is an amount necessary to recover the principal and interest and ongoing fees and expenses associated with the bonds, debentures, notes, certificates of participation or of beneficial interest, or other evidence of indebtedness or ownership that are issued by the Company, its successors, or an assignee under a Public Utility Commission of Texas approved financing order.

     RAAF = Regulatory Asset Allocation Factor for each class as shown in the table below.

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 2 of 9
Effective Date:                  Revision: Original

     A = True-up amount for each regulatory asset recovery class as contained in a notification filed with the Commission under PURA ss. 39.003, subject to Commission review within 15 days of filing.

     K = The Company's most current estimated kWh or kW sales by regulatory asset recovery class for the length of the Recovery Period as contained in a notification filed with the Commission under PURA ss. 39.003, subject to CommissioN review within 15 days of filing.

     * For the General Service Secondary and General Service Primary classes; the two-step procedure described in the Financing Order for Docket No. 21527 will be used to calculate a TCF in $/kWh for non-demand-metered customers and a TCF in $/kW for demand-metered customers.

     For the purpose of this formula, Recovery Period means, pursuant to PURA ss. 39.307, a period not to exceed 12 months.

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 3 of 9
Effective Date:                  Revision: Original


(b) Regulatory Asset Allocation Factors (RAAF) and associated Transition Charge Factors for each regulatory asset recovery class are as follows:


REGULATORY ASSET RECOVERY       RATE SCHEDULE                              REGULATORY         TRANSITION CHARGE
CLASS                                                                      ASSET ALLOCATION   FACTORS (TCF)
                                                                           FACTOR (RAAF)
Residential Service             R, RLU, RTU, RTU1, RTU1-M, RRE             0.412705           _______$/kWh

General Service Secondary       GS, S-Sec, GSR, MS, MP-Sec GTU-Sec,        0.447323           _______$/kWh or
                                GTU-M-Sec, RTP-Sec, GC-Sec, and all
                                riders excluding Interruptible

                                                                                              _______$/kW

General Service Primary         GP, S-Pri, GPR, MS-Pri, MP-Pri, GTU-Pri,   0.058982           _______$/kWh or
                                GTU-M-Pri, RTP-Pri, GC-Pri, and all
                                riders excluding interruptible

                                                                                              _______$/kW

High Voltage Service            HV, S-Tran, HVR, GTU-Tran GTU-M-Tran,      0.027875           ________$/kW
                                RTP-Tran, GC-Tran, and all riders
                                excluding interruptible

Lighting Service                OL, SL, SL-Pri                             0.006836           ________$/kWh

Instantaneous Interruptible     GSI, GPI, HVI, SSI, SPI, STI, GSRTPI1,     0.018568           ________$/kW
                                GSRTPIM, GSRTPID, GPRTPI1, GPRTPIM,
                                GPRTPID, HVRI, HVRTPIM, HVRTPID, and
                                applicable riders

Noticed Interruptible           GSNI, GSNB, GPNI, GPNB, HVNI, NVNB,        0.027711           _________$/kW
                                GTUC-Sec, GTUC-Pri, GTUC-Tran,
                                GTUC-M-Sec, GTUC-M-Pri, GTUC-M-Tran,
                                GSRTPNI, GPRTPNI, HVRTPNI, and
                                applicable riders.


     Should any of the Regulatory Asset Recovery Classes cease to have any customers, the Regulatory Asset Allocation Factor will be adjusted proportionately such that the total RAAF equals 1.000.

     For Rate S and Rider SI customers, the transition charge will be a pro-rated daily demand charge based on the otherwise applicable non-standby transition charge.

(c) The Transition Charge Amount for each customer is determined by multiplying the applicable Transition Charge Factor (TCF) by the customer's kWh or kW usage in the billing month. The Transition Charge Amount for each customer is determined to the nearest whole cent.

(d) Each customer receiving service on or before May 1, 1999 will be assigned to the specific Regulatory Asset Recovery Class associated with the principal rate schedule under which a majority of the customer's service

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 4 of 9
Effective Date:                  Revision: Original


     was provided on May 1, 1999, and shall remain in said Regulatory Asset Recovery Class until customer ceases receiving regulated service from TXU Electric, except as provided for in PURA ss. 39.252(b)(1) and (c).

(e) Any customer not previously served by TXU Electric and initiating service after May 1, 1999 and prior to January 1, 2002, will be assigned to the specific Regulatory Asset Recovery Class associated with the principal rate schedule under which a majority of the customer's service was initially provided and shall remain in said Regulatory Asset Recovery Class until customer ceases receiving regulated service from TXU Electric, except as provided for in PURA ss. 39.252(b)(1) and (c).

(f) Each customer initiating service on or after January 1, 2002, will be assigned to a specific Regulatory Asset Recovery Class on the basis of the principal rate schedule under which the majority of the customer's load would have been served as of May 1, 1999.


NON-STANDARD TRUE-UP PROCEDURE

In the event that the forecasted billing units for one or more of the Transition Charge customer classes for an upcoming period decreases by more than 10% of the billing units from the 12 months ending April 30, 1999, the Servicer shall make a non-standard true-up filing at least 90 days before the date of the next true-up adjustment. The true-up shall be conducted in the following manner. The Servicer shall:

     (a) allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in the Financing Order;

     (b) calculate undercollections or overcollections from the preceding period in each class;

     (c) sum the amounts allocated to each customer class in steps (a) and (b) above to determine an adjusted Periodic Billing Requirement for each customer class;

     (d) divide the Periodic Billing Requirement for each customer class by the maximum of the forecasted billing units or the threshold billing units for that class, to determine the threshold rate;

     (e) multiply the threshold rate by the forecasted billing units for each class to determine the expected collections under the threshold rate;

     (f) allocate the difference in the adjusted Periodic Billing Requirement and the expected collections calculated in step (e) among the transition charge customer classes using the RAAFs approved in this Financing Order;

     (g) add the amount allocated to each class in step (f) above to the expected collection amount by class calculated in step (e) above to determine the final Periodic Billing Requirement for each class; and

     (h) divide the final Periodic Billing Requirement for each class by the forecasted billing units to determine the transition charge rate by class for the upcoming period. For the General Service Secondary and General Service Primary classes, the two-step procedure described in the Financing Order for Docket No. 21527 will be used to calculate a TCF in $/kWh for non-demand-metered customers and a TCF in $/kW for demand-metered customers.

A proceeding for the purpose of approving a non-standard true-up should be conducted in the following manner:

     (a) The servicer will make a "non-standard true-up filing" with the Commission at least 90 days before the date of the proposed true-up adjustment. The filing will contain the proposed changes to the transition charge rates, justification for such changes as necessary to specifically address the cause(s) of the proposed non-standard true-up, and a statement of the proposed true-up date.

     (b) Concurrently with the filing of the non-standard true-up with the Commission, the servicer will notify all parties in Docket No. 21527 of the filing of the proposal for a non-standard true-up.

     (c) The servicer will issue appropriate notice and the Commission will conduct a contested case proceeding on the non-standard true-up proposal pursuant to PURA ss. 39.003.

The scope of the proceeding will be limited to determining whether the proposed adjustment complies with this Financing Order. The Commission will issue a final order by the proposed true-up adjustment date stated in the non-standard true-up

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 5 of 9
Effective Date:                  Revision: Original


filing. In the event that the Commission cannot issue an order by that date, the servicer will be permitted to implement its proposed changes. Any modifications subsequently ordered by the Commission will be made by the servicer in the next true-up filing.

BILLING AND COLLECTION

The billing and collection of TC Rates may differ as set forth in this schedule. The terms and conditions for each party are set forth below:


1) BILLING AND COLLECTION PRIOR TO CUSTOMER CHOICE

     A.   Billing by the Servicer to end-use customers:
     --------------------------------------------------

     1.   Applicable to consumption of all current retail customers.

     2.   Payment terms identical to present retail rates.

     3. Right to terminate for non-payment pursuant to P.U.C. SUBST. R. 25.28 and 25.29, or any successor rule(s).

     B. Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:
     ------------------------------------------------------------------------

     1. Applicable to former retail customers of the Company in multiply-certificated service areas now taking service from other utilities or cooperatives, if the customer did not have a request to switch service pending as of May 1, 1999.

     2. Charges subject to this tariff must be paid in full by the other utility or cooperative to the Servicer 16 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

     C.   Billings by Servicer to Non-eligible Self-generation (NESG):
     -----------------------------------------------------------------

     1. Applicable to end use consumption served by on-site non-eligible self-generation.

     2.   Payment terms pursuant to the Commission's rules.

     3. Right to terminate for non-payment pursuant to P.U.C. SUBST. R. 25.28 and 25.29, or any successor rule(s).


2)  BILLING AND COLLECTION SUBSEQUENT TO CUSTOMER CHOICE

     A. Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:
     ------------------------------------------------------------------------

     1. Applicable to former retail customers of the Company in multiply-certificated service areas now taking service from other utilities or cooperatives.

     2. Charges subject to this tariff must be paid in full by the other electric utility or cooperative to the Servicer 35 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

     B.   Billings by Servicer to NESG:
     ----------------------------------

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 6 of 9
Effective Date:                  Revision: Original


     1. Applicable to end-use consumption served by on-site non-eligible self generation.

     2.   Payment terms pursuant to the Commission's rules.

     3.   Right to terminate for non-payment pursuant to the Commission's rules.


     C.   Billings by the REP or its Replacement to End-Use Customers:
     -----------------------------------------------------------------

     1. Applicable to consumption of all retail end-use customers served by the REP for which TCs apply, including applicable former customers and NESG, under the following conditions:

     2. REPs shall provide the Servicer with full and timely information necessary to provide proper reporting and for billing and true-up adjustments.

     3. Each REP must (1) have a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively, or (2) provide (A) a deposit of two months' maximum expected Transition Charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of Transition Charge collections in the event that the REP defaults in its payment obligations, or (C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The Indenture Trustee shall be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain a long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively.

     4. If the long-term, unsecured credit rating from either Standard & Poor's or Moody's Investors Service of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision must comply with the provisions set forth in Paragraph 3 of the next section, Billings by the Servicer to the REP or its Replacement (when applicable).

     5. The computation of the size of a required deposit shall be agreed upon by the Servicer and the REP, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review,
          (1) the REP shall remit to the Indenture Trustee the amount of any shortfall in such required deposit or (2) the Servicer shall instruct the Indenture Trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth in Paragraph 3 of the next section, Billings by the Servicer to the REP or its Replacement (when applicable). REP cash deposits shall be held by the Indenture Trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the Transition Bonds. Investment earnings on REP cash deposits shall be considered part of such cash deposits so long as they remain on deposit with the Indenture Trustee. At the instruction of the Servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the Transition Bonds unless

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 7 of 9
Effective Date:                  Revision: Original


          otherwise utilized for the payment of the REP's obligations for Transition Bond payments. Once the deposit is no longer required, the Servicer shall promptly (but not later than 30 calendar days) instruct the Indenture Trustee to remit the amounts in the segregated accounts to the REP.

     6. In the event that a REP or the Provider of Last Resort (POLR) is billing customers for TCs, the REP shall have the right to transfer the customer to the POLR (or to another certified REP) or to direct the Servicer to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.


     D.   Billings by the Servicer to the REP or its Replacement (when applicable):
     -----------------------------------------------------------------

     1.   Applicable to all consumption subject to REP billing of TCs.

     2. Payments of TCs are due 35 calendar days following each billing by the Servicer to the REP, without regard to whether or when the REP receives payment from its retail customers. The Servicer shall accept payment by electronic funds transfer (EFT), wire transfer (WT) and/or check. Payment will be considered received the date the EFT or WT is received by the Servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10-calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth in Paragraph 3 below. The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the Servicer. The current amount consists of the total unpaid Transition Charges existing on the 36th calendar day after billing by the Servicer. Any and all such penalty payments will be made to the indenture trustee to be applied against Transition Charge obligations. A REP shall not be obligated to pay the overdue Transition Charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue Transition Charges as a condition of receiving the customers of another REP who has decided to terminate service to those customers for any reason, the new REP shall not be assessed the 5% penalty upon such Transition Charges; however, the prior REP shall not be relieved of the previously assessed penalties.

     3. After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to in Paragraph 2 above, the Servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof made by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid Transition Charges and associated penalties due the Servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth in Paragraphs 4 and 5 of the previous section, Billings by the REP or its Replacement to End-Use Customers, and Paragraph 2 of this section shall select and implement one of the following options:

     (a) Allow the Provider of Last Resort (POLR) or a qualified REP of the customer's choosing to immediately assume the responsibility for the billing and collection of Transition Charges.

     (b) Immediately implement other mutually suitable and agreeable arrangements with the Servicer. It is expressly understood that the Servicer's ability to agree to any other arrangements will be limited by the terms of the servicing agreement and requirements of each of the rating agencies that have rated the Transition Bonds necessary to avoid a suspension, withdrawal, or downgrade of the ratings on the Transition Bonds.

     (c) Arrange that all amounts owed by retail customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the Servicer with such amounts to be applied first to pay Transition Charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 8 of 9
Effective Date:                  Revision: Original


          If a REP that is in default fails to immediately select and implement one of the foregoing options in (a), (b), or (c) or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the Servicer shall immediately implement option (a). Upon re-establishment of the requirements set forth in Paragraphs 4 and 5 of the previous section, Billings by the REP or its Replacement to End-Use Customers, and Paragraph 2 of this section and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with this subsection.

     4. The initial POLR appointed by the Commission, or any Commission appointed successor to the POLR, will be required to meet the minimum credit rating and/or deposit/credit support requirements described in Paragraph 3 of the preceding section, Billings by the REP or its Replacement to End-Use Customers, in addition to any other standards that may be adopted by the Commission. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the Servicer until a new POLR can be named by the Commission or the customer requests the services of a certified REP. Retail customers may never be re-billed by the successor REP, the POLR, or Servicer for any amount of Transition Charges they have paid their REP (although future TCs shall reflect REP and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in Paragraph 2 of this section is the sole remaining past-due amount after the 45th day, the REP shall not be required to comply with (a),
          (b), or (c) above, unless the penalty is not paid within an additional 30 calendar days.

     5. In the event the Servicer is billing customers for Transition Charges, the Servicer shall have the right to terminate transmission and distribution service for non-payment by end-use customers pursuant to the Commission's rules.

     6. Notwithstanding Paragraph 2 of this section, the REPs will be allowed to hold back an allowance for charge-offs in their payments to the Servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, the REPs will be allowed to remit payments based on the same system-wide charge off percentage then being used by the Servicer to remit payments to the indenture trustee for the holders of Transition Bonds. On an annual basis in connection with the true-up adjustment process, the REP and the Servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the Servicer, provided that:

     (a) The REP's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing Transition Charges) have been written off.

     (b) The REP's recourse will be limited to a credit against future TC payments unless the REP and the Servicer agree to alternative arrangements, but in no event will the REP have recourse to the SPE or its funds for such payments.

     (c) The REP shall provide information on a timely basis to the Servicer so that the Servicer can include the REP's default experience and any subsequent credits into its calculation of the Adjusted Transition Charge Rates for the next TC billing Period and the REP's rights to credits will not take effect until after such Adjusted Transition Charge Rates have been implemented.

     7. In the event that a REP disputes any amount of billed Transition Charges, the REP shall pay the disputed amount under protest according to the timelines detailed in Paragraph 2 of this section. The REP and Servicer shall first attempt to informally resolve the dispute, but if failing to do so within 30 calendar days, either party may file a complaint with the Commission. If the REP is successful in the dispute process (informal or formal), the REP shall be entitled to interest on the disputed amount paid to the Servicer at the Commission-approved

                          TARIFF FOR ELECTRIC SERVICE
                              TXU ELECTRIC COMPANY

3.4 Other                                                              Sheet: 22
Applicable:                      Entire System                       Page 9 of 9
Effective Date:                  Revision: Original


          interest rate. Disputes about the date of receipt of Transition Charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner. Any interest paid by the Servicer on disputed amounts shall not be recovered through Transition Charges if it is determined that the Servicer's claim to the funds is clearly unfounded. No interest shall be paid by the Servicer if it is determined that the Servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to PURA ss.39.107.

     8. If the Servicer is providing the metering, the metering data will be provided to the REP at the same time as the billing. If the Servicer is not providing the metering, the entity providing metering service(s) will be responsible for complying with Commission rules and ensuring that the Servicer and the REP receive timely and accurate metering data in order for the Servicer to meet its obligations under the Servicing Agreement and the Financing Order with respect to billing and true-ups.


NOTICE

This rate is subject to the orders of regulatory bodies having jurisdiction and to the provisions of Company's Tariff for Electric Service.

                                DOCKET NO. 25230

                                 FINANCING ORDER


                                   APPENDIX E

                         FORM OF ISSUANCE ADVICE LETTER

DOCKET NO. 25230                FINANCING ORDER                     PAGE 1 OF 14

                                   APPENDIX E


                             ISSUANCE ADVICE LETTER
                             ----------------------

                                     [Date]

ADVICE ________

THE PUBLIC UTILITY COMMISSION OF TEXAS

SUBJECT: ISSUANCE ADVICE LETTER FOR TRANSITION BONDS
----------------------------------------------------

     Pursuant to the Financing Order adopted in Stipulation and Joint Application for Approval Thereof, Docket No. _____ (the "Financing Order"), TXU ELECTRIC COMPANY, ("Applicant") hereby submits, no later than the second business day after the pricing date of this series of Transition Bonds, the information referenced below. This Issuance Advice Letter is for the [INSERT TITLE] Transition Bond series _______ class(es) _____________. Any capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

PURPOSE
-------
This filing establishes the following:


     (a)  the actual terms and structure of the Transition Bonds being issued;

     (b)  confirmation of compliance with issuance standards;

     (c)  the initial Transition Charge for retail users;

     (d) the identification of the Transition Property to be sold to a special purpose entity (the "SPE");

     (e)  the identification of the SPE; and

     (f) that the Transition Bonds have been structured and priced in a manner that results in the lowest transition-bond charges consistent with market conditions and the terms of the Financing Order.

DOCKET NO. 25230                FINANCING ORDER                     PAGE 2 OF 14

                                   APPENDIX E


COMPLIANCE WITH ISSUANCE STANDARDS
----------------------------------

The Financing Order requires Applicant to confirm, using the methodology approved therein, that the actual terms of the Transition Bonds result in compliance with the standards set forth in the Financing Order. These standards are:

1. The securitization of Qualified Costs will provide tangible and quantifiable benefits to ratepayers, greater than would be achieved absent the issuance of Transition Bonds (See Attachment 4, Schedule A);

2. The total amount of revenues to be collected under the Financing Order is less than the revenue requirement that would be recovered over the remaining life of the Stranded Costs using conventional financing methods (See Attachment 4, Schedule A);

3. The structuring and pricing of the Transition Bonds proposed by the Applicant in its Application will result in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in this Financing Order (See Attachment 4, Schedule B);

4. The amount securitized will not exceed the present value of the revenue requirement over the life of the proposed Transition Bonds associated with the securitized Regulatory Assets when the present value calculation is made using a discount rate equal to the interest rate on the Transition Bonds (See Attachment 4, Schedule C);

5. The annual servicing fee payable to Applicant while it is serving as Servicer (or to any other Servicer affiliated with Applicant) shall not at any time exceed 0.05% of the original principal amount of the Transition Bonds of each series, except that the fee shall not be less than $400,000 (See Attachment 2);

6. The annual servicing fee payable to any other Servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the Transition Bonds (See Attachment 2);

7. The underwriting spread included in the Qualified Costs securitized under the Financing Order shall not exceed 0.480% of the principal amount of the Transition Bonds issued and sold (See Attachment 1);

8. The sum of the up-front costs and the sum of the fixed operating expenses incurred or to be incurred in connection with the proposed transaction authorized by the Financing Order shall not exceed the amounts of the appropriate caps set forth in Appendix C to the Financing Order (See Attachments 1 and 2);

DOCKET NO. 25230                FINANCING ORDER                     PAGE 3 OF 14

                                   APPENDIX E


9. The Transition Bonds will be issued in one or more series comprised of one or more classes or tranches having legal final maturities not exceeding 15 years from the date of issuance of such series (See Attachment 3);

10. The amortization of the Transition Bonds shall be as described in the Financing Order.(See Attachment 3); and

11. The Applicant certifies to the Commission that the Transition Bonds have been structured and priced in a manner that results in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in the Financing Order. (See Attachment 4, Schedule B).


ACTUAL TERMS OF ISSUANCE
------------------------

     Transition Bond Series:  _________________________________________________
     Transition Bond Issuer:  _________________________________________________
     Trustee(s):  __________________________________________________
     Closing Date:  ________________________________________________
     Bond Ratings:  ________________________________________________
     Amount Issued:  ______________________________________________
     Transition Bond Issuance Costs:  See Attachment 1
     Transition Bond Support and Servicing:  See Attachment 2
     Coupon Rate(s):  See Attachment 3
     Call Features:  See Attachment 3
     Expected Principal Amortization Schedule:  See Attachment 3
     Expected Final Maturity Date(s):  See Attachment 3
     Legal Final Maturity Date(s):  See Attachment 3
     Payments to Investors (quarterly or semiannually):  ________________, beginning _______________
     Initial annual Servicing Fee as a percent of the original Transition
          Bond principal balance:  ________%
     Cumulative  Overcollateralization  amount for the Transition  Bonds, as a percent of the original  Transition  Bond principal
          balance:  ________________________%
     Annual Overcollateralization funding requirements: (See Attachment 3.) Description of type, amount and maturity (if applicable) of outstanding debt and equity securities of Applicant to be redeemed or
          retired with proceeds of the Transition Bonds (to the extent known) as shown below:
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

DOCKET NO. 25230                FINANCING ORDER                     PAGE 4 OF 14

                                   APPENDIX E


INITIAL TRANSITION CHARGE
-------------------------

Table I below shows the current assumptions for each of the variables used in the calculation of the initial Transition Charges.


                                     TABLE I

                   INPUT VALUES FOR INITIAL TRANSITION CHARGES

Applicable period:  from ________________ to _____________________
Forecasted retail kWh/kW sales for applicable period: __________________________ Transition Bond debt service for applicable period: ___________________________ Servicing fees: _______________________________________________
Percent of billed amounts expected to be charged-off: _________________________ Collections curve: ________________________________________
Forecasted annual ongoing transaction expenses (excluding Transition Bond principal and interest):  _________________________________________________
Required overcollateralization amount for applicable period:
     _______________________________________
Current Transition Bond outstanding balance: __________________________________ Expected Transition Bond outstanding balance as of ___/___/____: _____________ Total Periodic Billing Requirement for applicable period: _____________________

Allocation of such total among customer classes, in accordance with Utilities Code Section 39.303(c): See Attachment 5

DOCKET NO. 25230                FINANCING ORDER                     PAGE 5 OF 14

                                   APPENDIX E


Based on the foregoing, the initial Transition Charges calculated for retail users are as follows:

                                    TABLE II

Regulatory Asset Recovery Class                       Initial Transition Charge
-------------------------------                       -------------------------

Residential                                           ____________$/kWh
General Service - Secondary
     Non-demand                                       ____________$/kWh
     Demand                                           ____________$/kW
General Service - Primary
     Non-demand                                       ____________$/kWh
     Demand                                           ____________$/kW
High Voltage Service                                  ____________$/kW
Lighting Service                                      ____________$/kWh
Instantaneous Interruptible                           ____________$/kW
Noticed Interruptible                                 ____________$/kW


IDENTIFICATION OF SPE
---------------------

The owner of the Transition Property (the "SPE") will be:  ____________________.

EFFECTIVE DATE
--------------

In accordance with the Financing Order, the Transition Charge shall be automatically effective upon the Applicant's receipt of payment in the amount of $______________ from [the SPE], following Applicant's execution and delivery to [the SPE] of the [Bill of Sale/Deed of Transfer] transferring Applicant's rights and interests under the Financing Order, rights and interests that will become Transition Property upon transfer to the SPE as described in the Financing Order.

DOCKET NO. 25230                FINANCING ORDER                     PAGE 6 OF 14

                                   APPENDIX E



NOTICE
------

Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at the Applicant's corporate headquarters.

AUTHORIZED OFFICER
------------------

An authorized officer of the Applicant shall execute and deliver this Issuance Advice Letter on behalf of the Applicant.



                                                     Respectfully submitted,


                                                     ---------------------------
                                                     [Name]
                                                     [Title]


Enclosures

DOCKET NO. 25230                FINANCING ORDER                     PAGE 7 OF 14

                                   APPENDIX E


                                  ATTACHMENT 1
                                  ------------
                         TRANSITION BOND ISSUANCE COSTS
                         ------------------------------

------------------------------------------------------------------------------------------
VARIABLE COSTS                           ACTUAL COSTS        ESTIMATED         ESTIMATED
                                         - THIS SERIES       MAXIMUM -         MAXIMUM -
                                                              SERIES           ALL SERIES
                                                           THROUGH 2003
------------------------------------------------------------------------------------------
Original Issue Discount                                         0.0000%           0.0000%
------------------------------------------------------------------------------------------
Underwriting Spread                                             0.4800%           0.4800%
------------------------------------------------------------------------------------------
SEC Registration Fee                                            0.0092%           0.0092%
------------------------------------------------------------------------------------------
Subtotal Variable Up-Front Expense                              0.5078%           0.5078%
------------------------------------------------------------------------------------------

FIXED COSTS
------------------------------------------------------------------------------------------
Printing Fees                                                $  500,000        $  500,000
------------------------------------------------------------------------------------------
Trustee Fee and Counsel                                          10,000            10,000
------------------------------------------------------------------------------------------
Applicant Legal Fees and Expenses                             2,000,000         2,000,000
------------------------------------------------------------------------------------------
Blue Sky Fees                                                    30,000            30,000
------------------------------------------------------------------------------------------
Accountant's/Auditor's Fees                                     150,000           150,000
------------------------------------------------------------------------------------------
Rating Agency Fees                                              800,000           800,000
------------------------------------------------------------------------------------------
Legal Fees for Commission's Counsel                             100,000           100,000
------------------------------------------------------------------------------------------
IRS Ruling Request Fee                                            5,000             5,000
------------------------------------------------------------------------------------------
SPE Startup Costs                                                     0                 0
------------------------------------------------------------------------------------------
Miscellaneous Fees                                               40,000            40,000
------------------------------------------------------------------------------------------
Application Preparation Fees                                          0                 0
------------------------------------------------------------------------------------------
Up-Front Servicer Setup Costs                                   500,000           500,000
------------------------------------------------------------------------------------------
Sub-Total Fixed Up-Front Expenses                            $4,135,000        $4,135,000
------------------------------------------------------------------------------------------

REACQUISITION COSTS
------------------------------------------------------------------------------------------
Current Estimate of Costs                                 NOT TO EXCEED     NOT TO EXCEED
                                                            $13,644,528       $42,091,774
------------------------------------------------------------------------------------------
                                                          NOT TO EXCEED     NOT TO EXCEED
COMMISSION'S FINANCIAL ADVISOR COSTS                           $942,308        $2,450,000
------------------------------------------------------------------------------------------
Out of U/W Spread                                              $276,410          $718,667
------------------------------------------------------------------------------------------
Remainder                                                      $665,898        $1,731,333
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
AMOUNT INCLUDED IN TRANSITION BONDS                       NOT TO EXCEED     NOT TO EXCEED
                                                            $20,225,528       $52,586,374
------------------------------------------------------------------------------------------
This series of bonds
------------------------------------------------------------------------------------------
Total to date
------------------------------------------------------------------------------------------


HEDGING ISSUANCE COSTS:    [Describe if applicable].
---------------------------

DOCKET NO. 25230                FINANCING ORDER                     PAGE 8 OF 14

                                   APPENDIX E


                                  ATTACHMENT 2
                                  ------------
                  TRANSITION BOND SUPPORT AND SERVICING COSTS*
                  --------------------------------------------


------------------------------------------------------------------------------------------
SERVICING FEES                              ACTUAL COSTS      ESTIMATED       ESTIMATED
                                            - THIS SERIES     MAXIMUM -       MAXIMUM -
                                                               SERIES         ALL SERIES
                                                              THROUGH
                                                                2003
------------------------------------------------------------------------------------------
APPLICANT SERVICING FEES
------------------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                       0.05%           0.05%
                                                              $400,000        $650,000
                                                               minimum         minimum
------------------------------------------------------------------------------------------
THIRD PARTY SERVICING FEES
------------------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                                       0.600%
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
ANNUAL ONGOING FIXED                           ACTUAL        ESTIMATED
OPERATING EXPENSES*                            COSTS       MAXIMUM - ALL      ESTIMATED
                                                           SERIES THROUGH      MAXIMUM
                                                                2003
------------------------------------------------------------------------------------------
Trustee Fee and Expenses                                       $30,000         $30,000
------------------------------------------------------------------------------------------
Independent Manager's Fee                                            0               0
------------------------------------------------------------------------------------------
Trust Operating Expense                                         50,000          50,000
------------------------------------------------------------------------------------------
Trust Accounting Fees                                           80,000          80,000
------------------------------------------------------------------------------------------
Rating Agency Fee                                               25,000          25,000
------------------------------------------------------------------------------------------
Miscellaneous Fees and Expenses                                      0               0
------------------------------------------------------------------------------------------
Total Fixed Operating Expenses                                $185,000        $185,000**
------------------------------------------------------------------------------------------

* To the extent that contracts are entered into in connection with the issuance ** Limit on aggregate costs for all series

DOCKET NO. 25230                FINANCING ORDER                     PAGE 9 OF 14

                                   APPENDIX E


                                  ATTACHMENT 3
                                  ------------
                 TRANSITION BOND REVENUE REQUIREMENT INFORMATION
                 -----------------------------------------------
                              SERIES [ ], CLASS [ ]
                              ---------------------

Complete this table for each class of EACH SERIES of the Transition Bonds.

-------------------------------------------------------------------------------------------------------------------
Payment         Principal                                 Servicing           Over-         Other          Total
Dates           Balance       Interest    Principal         Fees        collateralization   Expenses       Revenues
                                                                             Amount
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
TOTALS...
-------------------------------------------------------------------------------------------------------------------


Effective Annual Weighted Average Interest Rate of the Transition Bonds, Excluding Up-Front and Ongoing Costs: ______%

Life of Series. [ ] years

Weighted Average Life of Series. [ ] years

Combined Weighted Average Life of This and All Previously Issued Series: [ ] years

Call provisions (including premium, if any): _______________________________

Expected Final Maturity Dates: See Attached.

Legal Final Maturity Dates: See Attached.

Annual Overcollateralization Funding Requirements: See Attached

DOCKET NO. 25230                FINANCING ORDER                    PAGE 10 OF 14

                                   APPENDIX E


                                  ATTACHMENT 4
                                  ------------
               COMPLIANCE WITH SUBCHAPTER G OF THE UTILITIES CODE
               --------------------------------------------------

                                   SCHEDULE A
                                   ----------
 TANGIBLE & QUANTIFIABLE BENEFITS AND REVENUE REQUIREMENTS TESTS - THIS SERIES:

----------------------------------------------------------------------------------------------------------------------------
                              (a)                  (b)                 (c)                 (d)                   (e)
                                             Present Value of
    Name of Asset       Present Value of      Securitization      Present Value of                         Savings/(Cost) of
                          Conventional          Financing           Up-front and       Total Cost of        Securitization
  (List Each Asset       Financing Over    (excluding up-front     On-going Costs      Securitization          Financing
    Securitized)          Current Life      and ongoing costs)
                                                                                         (b) + (c)             (a) - (d)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

(1)   The discount rate to be used for determining the present value of columns
      (b) and (c) is the weighted average annual interest rate of the transition bonds, excluding up-front and ongoing costs.

(2) The present value of up-front and ongoing costs are allocated based on the proportion of each asset's securitized present value in column (b) to the total of column (b).

(3) The values for column (a) shall be calculated in accordance with the Commission's Office of Regulatory Affairs' methodology addressed in Finding of Fact No. 34 in the Financing Order.

DOCKET NO. 25230                FINANCING ORDER                    PAGE 11 OF 14

                                   APPENDIX E


                                   SCHEDULE B
                                   ----------

                        FORM OF APPLICANT'S CERTIFICATION
                            [Letterhead of Applicant]
 [To be filed as soon as practicable after the pricing of the Transition Bonds]
                                     [DATE]

Public Utility Commission of Texas
[ADDRESS]
Attention:
Re: Stipulation and Joint Application for Approval Thereof, Docket No. _____.

TXU ELECTRIC Company (the "Applicant") submits this Certification pursuant to Ordering Paragraph No. 4 of the Financing Order in Stipulation and Joint Application for Approval Thereof, Docket No. _____ (the "Financing Order"). All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

In its issuance advice letter dated ________, the Applicant has set forth the following particulars of the Transition Bonds:

Name of Transition Bonds:_________

SPE:___________

Closing Date: _________

Amount Issued: _________

Interest Rates and Expected Amortization Schedule: See Attachment 1

Distributions to Investors (quarterly or semi-annually): ________

Weighted Average Coupon Rate: ________

Weighted Average Yield:_________


[INSERT HERE description of activities and endeavors of the Applicant.]

Based upon information reasonably available to officers, agents and employees of the Applicant, the Applicant hereby certifies that the structuring and pricing of the Transition Bonds, as described in the issuance advice letter, will result in the lowest transition-bond charges consistent with market conditions and the terms of the Financing Order, all within the meaning of Section 39.301 of PURA.

The foregoing certification does not mean that lower transition-bond charges could not have been achieved under different market conditions, or that structuring and pricing the Transition Bonds under conditions not permitted by the Financing Order could not also have achieved lower transition-bond charges.

DOCKET NO. 25230                FINANCING ORDER                    PAGE 12 OF 14

                                   APPENDIX E


The Applicant is delivering this Certification to the Commission and to the Commission's financial advisor, solely to assist them in establishing compliance with the aforesaid Section 39.301, and to no other person. The Applicant specifically disclaims any responsibility to any other person for the contents of this Certification, whether such person claims rights directly or as third-party beneficiary.


                                            TXU ELECTRIC COMPANY


                                            By: ________________________________
                                                            [Title]

DOCKET NO. 25230                FINANCING ORDER                    PAGE 13 OF 14

                                   APPENDIX E


                                   SCHEDULE C
                                   ----------
                               Securitization Cap:

     (1) The net amount of assets securitized as shown on Appendix C of the Financing Order: _________________________

     (2) The securitization cap as shown on Schedule A, column (b) of the Issuance Advice Letter: ________________________

DOCKET NO. 25230                FINANCING ORDER                    PAGE 14 OF 14

                                   APPENDIX E


                                  ATTACHMENT 5
                                  ------------
            ALLOCATION OF COSTS TO REGULATORY ASSET RECOVERY CLASSES
            --------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
   Regulatory Asset       Allocation    Periodic Billing   Billing Requirement per     Forecasted      Transition
    Recovery Class          Factor        Requirement            Rate Class             kWh/kW          Charge
         (1)                 (2)              (3)                (4)=(2)*(3)            (5)          (6)=(4)/(5)
------------------------------------------------------------------------------------------------------------------
 Residential Service       0.412705
------------------------------------------------------------------------------------------------------------------
  General Service -        0.447323
      Secondary
------------------------------------------------------------------------------------------------------------------
      Non-demand
------------------------------------------------------------------------------------------------------------------
        Demand
------------------------------------------------------------------------------------------------------------------
  General Service -        0.058982
       Primary
------------------------------------------------------------------------------------------------------------------
      Non-demand
------------------------------------------------------------------------------------------------------------------
        Demand
------------------------------------------------------------------------------------------------------------------
 High Voltage Service      0.027875
------------------------------------------------------------------------------------------------------------------
   Lighting Service        0.006836
------------------------------------------------------------------------------------------------------------------
    Instantaneous          0.018568
    Interruptible
------------------------------------------------------------------------------------------------------------------
Noticed Interruptible      0.027711
------------------------------------------------------------------------------------------------------------------
        Total              1.00000
------------------------------------------------------------------------------------------------------------------

                                DOCKET NO. 25230

                                 FINANCING ORDER


                                   APPENDIX F

                           BENEFITS OF SECURITIZATION

                                                                     Appendix F
                                                                     Page 1 of 2


                                [TABLE OMITTED]

                                                                     Appendix F
                                                                     Page 2 of 2


                                [TABLE OMITTED]

                                DOCKET NO. 25230

                                 FINANCING ORDER


                                   APPENDIX G

                  CALCULATION OF NON-STANDARD TRUE-UP THRESHOLD

DOCKET NO. 25230                FINANCING ORDER                      PAGE 1 OF 1

                                   APPENDIX G


                  CALCULATION OF NON-STANDARD TRUE-UP THRESHOLD
                  ---------------------------------------------


                                                           (1)                            (2)
                                                         12 Months
                                                       Ended 4/30/99                  Non-Standard
                                                          Billing                  True-up Threshold
                Transition Charge Classes              Determinants               (90% of Column (1))
                -------------------------              -------------              -------------------
Residential Service                                 32,660,426,199 KWh             29,394,383,579 KWh

General Service - Secondary                         36,853,406,191 kWh             33,168,065,572 KWh

General Service - Primary                            6,783,121,614 kWh              6,104,809,453 KWh

High Voltage Service                                     6,843,352 kW                   6,159,017 KW

Lighting Service                                       486,933,269 kWh                438,239,942 KWh

Instantaneous Interruptible                             12,167,447 kW                  10,950,702 KW

Noticed Interruptible                                    9,647,417 kW                   8,682,675 KW